1
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 2001

                                            REGISTRATION NO. 333-


                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                      --------------------------

                              FORM SB-2

                       REGISTRATION STATEMENT
                               UNDER

                      THE SECURITIES ACT OF 1933


                         (AMENDMENT NO. ___)
__________________________________________________________________

                      NATIONAL HEADHUNTERS, INC.
__________________________________________________________________
            (Name of Small Business Issuer in Its Charter)



     NEVADA               7361                43-1932733
__________________________________________________________________
(State or other    (Primary Standard      (I.R.S. Employer
jurisdiction of     Industrial Class-     Identification No.)
incorporation or    ification Code
organization)       Number)

    8614 Quivira                        8614 Quivira
 Lenexa, Kansas 66215               Lenexa, Kansas  66215
   (913) 438-6622
__________________________________________________________________
(Address and Telephone           (Address of Principal Place
 Number of Principal or           of Business Intended Principal
 Executive Offices)               Place of Business)


                       CARY DANIEL
                        PRESIDENT
               NATIONAL HEADHUNTERS, INC.
                      8614 QUIVIRA
                  LENEXA, KANSAS  66215
                      (913) 438-6622
__________________________________________________________________
   (Name, Address and Telephone Number of Agent for Service)


     THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL
                  COMMUNICATIONS TO:


                                                             2
                 TROY D. RENKEMEYER, ESQ.
         RENKEMEYER, CAMPBELL, GOSE & WEAVER, LLP
                  7500 COLLEGE BOULEVARD
                        SUITE 900
               OVERLAND PARK, KANSAS 66210
__________________________________________________________________

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     As soon as practicable after the effective date of this
                    registration statement.
__________________________________________________________________

    If this Form is filed to register additional securities for an offeringpursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

__________________________________________________________________

               CALCULATION OF REGISTRATION FEE


               DOLLAR     PROPOSED MAX.  PROPOSED MAX.
               AMOUNT     OFFERING       AGGREGATE     AMOUNT OF
               TO BE      PRICE          OFFERING      REGISTR-
               REGISTERED PER SHARE      PRICE         ATION FEE
TITLE OF EACH
CLASS OF
SECURITIES TO
BE REGISTERED

Common Stock,
Par value
$0.001/share   $240,000    $2.00         $240,000      $60.00


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE ORDATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), SHALL DETERMINE.


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                 NATIONAL HEADHUNTERS, INC.
                   CROSS REFERENCE SHEET
   BETWEEN ITEMS IN PART I OF FORM SB-2 AND THE PROSPECTUS



ITEM NO.                           LOCATION IN PROSPECTUS
-----------------------------      -------------------------------

1. Front of Registration Statement
   and Outside Front Cover of
   Prospectus..................... Facing Page; Cross Reference
                                   Sheet; Outside Cover Page



2. Inside Front and Outside Back
   Cover Pages of Prospectus...... Inside Front and Outside Back
                                   Cover Pages

3. Summary Information and
   Risk Factors................... Facing Page; Prospectus
                                   Summary; Risk Factors

4. Use of Proceeds................ Prospectus Summary;
                                   Use of Proceeds

5. Determination of
   Offering Price................. Risk Factors; Terms of
                                   the Offering

6. Dilution....................... Risk Factors; Dilution

7. Selling Security Holders............. *

8. Plan of Distribution........... Terms of the Offering

9. Legal Proceedings.............. Business

10. Directors, Executive
    Officers, Promoters and
    Control Persons............... Management

11. Security Ownership of
    Certain Beneficial
    Owners and Management......... Security Ownership of
                                   Certain Beneficial Owners
                                   and Management

12. Description of
    Securities.................... Description of Capital
                                   Stock; Dividend Policy
                                                             4
13. Interest of Named
    Experts and Counsel........... Interest of Named Experts
                                   and Counsel

14. Disclosure of Commission
    Position on Indemnification
    for Securities
    Act Liabilities............... Description of Capital Stock

15. Organization within Last
    Five Years.................... Business

16. Description of Business....... Business

17. Management's Discussion
    and Analysis or Plan of
    Operation..................... Management's Plan of Operation

18. Description of Property....... Business

19. Certain Relationships and
    Related Transactions.......... Certain Relationships and Related
                                   Transactions

20. Market for Common Equity and
Related Shareholder Matters....... Risk Factors; Shares Eligible for
                                   Future Sale

21. Executive Compensation........ Management

22. Financial Statements.......... Financial Statements

23. Changes in and Disagreements
    with Accountants on Accounting
    and Financial Disclosure......  *


*   Omitted because answer is negative or item is not applicable.


                        120,000 SHARES

                   NATIONAL HEADHUNTERS, INC.
                         COMMON STOCK

                 (PAR VALUE $0.001 PER SHARE)

    National Headhunters, Inc. (the "Company" or "NHI") is offering (the "Offering") hereby 120,000 shares of its common stock
(the "Common Stock"). Prior to the Offering, there has been no public market for the Common Stock. For factors to be considered in determining the initial public offering price, see "TERMS OF THE OFFERING." The Offering is being made on a "direct participation" basis by the Company.

    Upon completion of the Offering, the present directors, executive officers and principal shareholders of the Company will

                                                              5
beneficially own approximately45% of the outstanding Common
Stock. See "RISK FACTORS--Control by Existing Shareholders."

    THESE ARE SPECULATIVE SECURITIES. THIS OFFERING INVOLVES A
HIGH DEGREE OF RISK. SEE "RISK FACTORS" COMMENCING ON PAGE 4 HEREOF.
                     ---------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
  SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
   COMMISSION NOR HAS THESECURITIES AND EXCHANGE COMMISSION
      OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
         ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A
                       CRIMINAL OFFENSE.



             INITIAL PUBLIC     UNDERWRITING    PROCEEDS TO
             OFFERING PRICE     DISCOUNT(1)     COMPANY(2)

Per Share...           $2.00      $0.00               $2.00
Total.......     $240,000.00      $0.00         $240,000.00



(1) The Common Stock is being offered on a "direct participation" basis by the Company. No sales commission will be paid for Common Stock sold by the Company. The Company reserves the right to withdraw, cancel or reject an offer in whole or in part. The Offering will terminate on or before July 31, 2001. In the Company's sole discretion, the Offering may be extended from time to time, but in no event later than one (1) year from the date of this Prospectus. There is no minimum offering amount and no escrow account. Proceeds of this Offering are to be deposited directly into the operating account of the Company. See "TERMS OF THE OFFERING--Plan of Distribution and Offering Period."



(2) Before deducting estimated expenses of $10,000 payable by the Company.

                     ------------------------

        THE DATE OF THIS PROSPECTUS IS                 , 2001.

                       AVAILABLE INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form SB-2 under the Securities Act of 1933 with respect to the Offering. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules andregulations of the Commission. The Company will be subject to the reporting requirements of the Securities Exchange

                                                             6
Act of 1934 (the "Exchange Act"), but is currently not a reporting company. The reports and other information filed bythe Company may be inspected and copied at prescribed rates at the public reference facilities of the Commission in Washington, D.C. Copies of such material can be obtained from the Public Reference Section of the Commission,Washington, D.C., 20549, at the Commission's New York Regional Office located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at its Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Descriptions contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document. The Commission maintains a Web site that containsreports, proxy and information statements and other information regarding issuers that file electronically with the Commission (including the Company).

The address of this Web site is http://www.sec.gov.

    The Company intends to furnish to its shareholders, after the close of eachfiscal year, an annual report relating to the operations of the Company andcontaining audited financial statements examined and reported upon by anindependent certified public accountant. In addition, the Company may furnishto shareholders such other reports as may be authorized, from time to time, by the Board of Directors. The Company's year end is December 31.

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.


                      PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY INFORMATION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS OTHERWISE INDICATED, ALL REFERENCES TO THE COMPANY INCLUDE BLAIR CONSULTING GROUP, LLC ("BLAIR"), WHICH IS A MAJORITY-OWNED SUBSIDIARY OF THE COMPANY.

                         THE COMPANY

    The Company was incorporated in the State of Nevada and commenced operations on February 1, 2001. The Company was formed for the purpose of acquiring substantially all of the assets and the assumption ofcertain liabilities of Blair Consulting Group, Inc. (the "Acquisition"). The Acquisition was consummated on February 1, 2001 through the Company's 80% owned subsidiary, Blair Consulting Group, LLC. Prior to this acquisition, neither the

                                                             7
Company nor its subsidiary were engaged in any business activities.

    Blair Consulting Group, Inc. ("Blair") was founded in 1996 in Kansas City, Missouri and specializes in the permanent placement of personnel. Blair provides placement services in the fields of accounting and finance, information technology, administrative, office and general management areas. Blair is located and operates primarily in the greater metropolitan Kansas City, Missouri area. However, it can and does provide placement services throughout the continental United States. Blair is compensated for its permanent placement services by the employer generally based on a success fee ranging from 25% to 30% of the employee's first year compensation. The Blair recruiter who is successful in the placement typically receives a commission of 40% to 60% of the fee generated.

    National Headhunters, Inc. acquired the Blair business on February 1, 2001. NHI's business strategy is to acquire other businesses in the permanent placement industry in order to attain synergies through increasing the number of Company recruiters and geographical coverage while consolidating administrative and back-office support services in order to attain overall cost savings. The Blair acquisition was the first acquisition by the Company and the Company believes it can identify, negotiate and close other similar acquisitions in the future, although there can be no assurance that NHI will be successful in strategy. Currently, the Company has not entered into any letters of intent, negotiations or informal agreements to acquire any other businesses.

    The Company's principal executive offices are located at 8614 Quivira Road, Lenexa, Kansas 66215. Its telephone number is (913) 438-6622.

                       THE OFFERING




Common Stock Offered
  in the Offering.........  120,000 shares

Common Stock Outstanding
  After the Offering......  220,000 shares

Use of Proceeds...........  After deducting expenses associated with this Offering, the net proceeds of the
                            Offering will be approximately$230,000.
                            Of such proceeds, the Company estimates
                            that approximately $200,000 will be used to repay certain loans made to the Company by some of its management and relatives of management and principal shareholders. See USE OF PROCEEDS" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." The remaining proceeds will be used for General corporate purposes.



                                                             8
                     RISK FACTORS

    IN ADDITION TO OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING FACTORSSHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE COMMON STOCK OFFERED BY THIS PROSPECTUS. THIS PROSPECTUS CONTAINSFORWARD-LOOKING STATEMENTS INVOLVING RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS IN THE FUTURE COULD DIFFER SIGNIFICANTLY FROM THE RESULTS DISCUSSED OR IMPLIED IN SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULDCAUSE OR CONTRIBUTE TO SUCH A DIFFERENCE INCLUDE, BUT ARE NOT LIMITED TO, THOSEDISCUSSED IMMEDIATELY BELOW, IN THE SECTIONS CAPTIONED "MANAGEMENT'S PLAN OFOPERATION" AND "BUSINESS," AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS.

ABSENCE OF OPERATING HISTORY;

    The Company is a newly formed venture, although it acquired a business on February 1, 2001 that has been in operation since 1996. The Company's success will depend in part on its ability to deal with the problems, expenses, and delays frequently associated with acquiring and maintaining profitability in a new business venture. The Company has generated $85,595 in revenues and $3,448 in net income for the period from February 1, 2001 (date operations commenced) to June 30, 2001. As of June 30, 2001, the Company has total assets of $283,594 and total stockholders' equity of $4,108. There can be no assurance that the Company's operations will remain profitable on a long-term basis.

HIGH LEVERAGE

The Company has borrowed funds in the aggregate principal amount of $200,000 from some of its management and principal shareholders (or affiliates thereof), payable on January 1, 2002. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." If payment of these loans is required prior to completion of the Offering or in the event the Offering is terminated without having sold all of the shares of Common Stock offered hereby, the Company may be adversely affected. See "RISK FACTORS--Risks Associated with Selling Less than All of the Offered Shares of Common Stock and with the Plan of Distribution."


RISKS ASSOCIATED WITH SELLING LESS THAN ALL OF THE OFFERED SHARES
OF COMMON STOCK AND WITH THE PLAN OF DISTRIBUTION

    The Company is offering hereby 120,000 shares of Common Stock at $2.00 per share on a "direct participation" basis. There are no assurances that all of the shares of Common Stock offered hereby will be sold. A majority of the proceedsof the Offering will be used to repay certain loans made to the Company by its management, relatives of management and relatives of principal shareholders, each of which is payable on January 1, 2002. See "USE OF PROCEEDS" and "CERTAIN ELATIONSHIPS AND RELATED TRANSACTIONS." The Company currently has a note receivable in the amount of $200,000 from a

                                                             9
related party, which also becomes due on January 1, 2002, which could be used to repay these loans prior to completion of this Offering. However, it is the Company's intention to use the proceeds of this note receivable to fund future acquisitions. Because all of the shares of Common Stock offered hereby may not be sold, there is the risk that a portion of these loans will remain outstanding following the termination of the Offering. In such event, the Company may be compelled to seek alternative sources of financing, including funding from commercial lenders or other sources to refinance these loans or it may need to utilize the proceeds from the note receivable to pay the loans, thereby reducing its ability to execute its acquisition strategy. There are no assurances that such alternative sources of financing will be available under commercially reasonable terms. To the extent possible, the Company intends to repay the foregoing loans on a pro rata basis if less than all of the shares of Common
Stock offered hereby are sold. If payment of these loans is required prior to completion of the Offering or in the event the Offering is terminated without having sold all of the shares of Common Stock offered hereby, the Company will be forced to delay or reduce its future acquisition strategy.

  There is no minimum number of shares of Common Stock, which may be sold hereunder and there is no escrow account in which the proceeds of this Offeringwill be deposited. All proceeds of this Offering will be deposited directly into the Company's operating account and will be immediately commingled with other funds of the Company. See "TERMS OF THE OFFERING." If less than all the shares of Common Stock offered hereby are sold resulting in the Company's inability toexecute its acquisition strategy, an investor may sustain a loss of his or her entire investment. An investment in the Company is therefore immediately at risk.

DEPENDENCE ON KEY PERSONNEL

  The Company is highly dependent on the abilities and continued service of its management, Michael Blair, Cary Daniel and James Windmiller. There are no employment agreements with either Michael Blair, Cary Daniel or James Windmiller. The loss of the services of any of these individuals could have a materially adverse effect on the Company. There can be no assurance that the Company will be successful in attracting and retaining the personnel necessary to develop the Company's services and to continue to grow and operate profitably. The Company does not have in place "key man" life insurance policies covering the lives of any of these individuals. See "MANAGEMENT."

Mr. Blair contributes 100% of his time and efforts to the Company. Mr. Daniel and Windmiller have other business interests, including E-Myth, LLC, to which they devote a portion of their time and efforts. Therefore, Mr. Daniel and Mr. Windmiller may not be able or willing to devote a sufficient amount of time to Company business operations, which would adversely our business.


                                                            10
DEPENDENCE ON ATTRACTING AND RETAINING QUALIFIED RECRUITERS

  The success of NHI's strategy of expanding operations through acquisitions depends largely upon its ability to attract and retain recruiters who possess the skills and experience necessary to fulfill its clients' personnel needs. Competition for qualified recruiters is intense. NHI generally does not require its consultants to sign noncompetition agreements, and many other permanent placement firms have experienced high recruiter turnover rates.
NHI believes it will be able to attract and retain highly qualified, effective recruiters as a result of its reputation, its unique team oriented culture and its performance-based compensation system. Recruiters have the potential to earn substantial bonuses based on the amount of revenue generated by completing permanent placements and by assisting other recruiters to complete permanent placements. Bonuses represent a significant proportion of recruiters' total compensation. Any diminution of its reputation, or reduction in NHI's compensation levels could impair NHI's ability to retain existing or attract additional qualified recruiters. Any such inability to attract and retain qualified recruiters could have a material adverse effect on NHI's business and the success of its long-term acquisition strategy. See "--Portable Client Relationships".

PORTABLE CLIENT RELATIONSHIPS

  NHI's success depends upon the ability of its recruiters to develop and maintain strong, long-term relationships with its clients. When arecruiter leaves one permanent placement firm and joins another, clients thathave established relationships with the departing recruiter may move theirbusiness to the consultant's new employer. The loss of one or more clients is more likely to occur if the departing recruiter enjoys widespread name recognition or has developed a reputation as a specialist in executing placements in a specific industry or management function. Although client portability historically has not caused significant problems for NHI, the failure to retain its most effective recruiters or maintain the quality of service to which its clients are accustomed, and the ability of a departing recruiters to move business to his or her new employer, could have a material adverse effect on NHI business, results of operations and financialcondition. Retention of effective recruiters in any business acquisition that NHI completes will be a primary key to success. See "--Dependence on Attracting and Retaining Qualified Recruiters ," "Business-The Permanent Placement Process" and "Business--Marketing."

MAINTENANCE OF PROFESSIONAL REPUTATION

  The Company's ability to secure new engagements and hire qualifiedrecruiters is highly dependent upon the Company's overall reputation and name recognition as well as the individual reputations of its recruiters. Because the Company obtains a majority of its new engagements from existing clients, or from referrals by those clients, the dissatisfaction of any such client could have a disproportionate, adverse impact on the Company's ability to secure new engagements. Any factor that diminishes the reputation of the Company or any of its personnel, including poor performance, could make it substantially more difficult for the

                                                            11
Company to compete successfully for both new engagements and qualified recruiters, and could have an adverse effect on the Company's business, results of operations and financial condition.

COMPETITION

  The permanent placement industry is extremely competitive and highlyfragmented. The Company believes there are many smaller placement firms in the Kansas City, Missouri as well as other metropolitan markets in the United States as there are minimal barriers to entry due to minimal capital requirements. NHI competes primarily with large permanent placement firms and with smaller boutique or specialty firms that focus on regional or functional markets or on particular industries. Some of NHI's competitors possess greater resources, greater name recognition and longer operating histories than NHI in particular markets, which may afford these firms significant advantages in obtaining future clients and attracting qualified recruiters in those markets. There are limited barriers to entry into the permanent placement industry and new firms continue to enter the market. There can be no assurance that NHI will be able to continue to compete effectively with existing or potential competitors or that significant clients or prospective clients of NHI will not decide to perform executive search services using in-house personnel. See "Business--Competition."

IMPLEMENTATION OF ACQUISITION STRATEGY

  NHI's ability to grow and remain competitive will primarily depend on its ability to consummate strategic acquisitions of other permanent placement firms. AlthoughNHI evaluates possible acquisitions on an ongoing basis, there can be noassurance that NHI will be successful in identifying, competing for, financing and completing such acquisitions. An acquired business may not achieve desired levels of revenue, profitability or productivity or otherwise perform as expected. Client satisfaction or performance problems at a single acquired firm could have a material adverse effect on the Company. In addition, growth through acquisition of existing firms involves risks such as diversion of management's attention, difficulties in the integration of operations, difficulties in retaining personnel, increased liabilities not known at the time of acquisition, possibly including adverse tax and accounting impacts(such as the effects on earnings resulting from increased goodwill). Some or all of such factors could have material adverse effects on NHI's business, results of operations and financial condition. The Company may finance any future acquisitions in whole or in part with Common Stock (which could result in dilution to purchasers of Common Stock offered hereby), indebtedness, or cash. The Company's ability to finance acquisitions using Common Stock may be dependent upon the market price of the Common Stock, and a drop in the market price of the Common Stock may have the effect of precluding NHI from accomplishing certain desirable acquisitions. See "Business--Key Competitive Strengths." For the next year the Company plans to utilize proceeds from the note receivable to fund the cash needs of any acquisitions. NHI management will attempt to reduce the risk associated with acquiring businesses through negotiating earn-out agreements or spin-off

                                                            12
agreements which provide the Company with the ability to reduce the consideration paid to Sellers in situations where the acquired business does not meet acceptable revenue or profit goals following the acquisition. However, there can be no assurance that the Company will be successful in negotiating these provisions into any acquisition agreements it enters into in the future.


PERMANENT PLACEMENT LIABILITY RISK

  Permanent placement firms are exposed to potential claims with respect to theplacement process. A client could assert a claim for such matters as breach of a confidentiality agreement or for presenting a candidate who proves to be unsuitable for the position filled. In addition, a candidate could assert an action against NHI for failure to maintain the confidentiality of the candidate's employment search or for alleged discrimination or other violations of employment law by NHI or a client of NHI. The Company does not maintain specific insurance relating to these potential matters. Management will consider obtaining such insurance coverage with limits and deductibles as management believes are adequate. To date, neither NHI nor Blair have ever been involved in a legal action or claim involving such matters. There can be no assurance, however, that such claims will not be presented and that the Company will have insurance coverage or the Company's insurance, when obtained, will cover all such claims or that its insurance coverage will be available at economically feasible rates.

ABSENCE OF DIVIDENDS

  The Company intends to retain all of its earnings for the future operation and expansion of its business and does not anticipate paying cash dividends on its Common Stock at any time in the foreseeable future. See "Dividend Policy."

SHARES ELIGIBLE FOR FUTURE SALE

  A substantial number of shares of Common Stock already outstanding, are or will be eligible for future sale in the public market at prescribed times pursuant to Rule 144 or Rule 701 under the Securities Act of 1933, as amended (the "Securities Act"). Sales of such shares in the public market, or the perception that such sales may occur, could adversely affect the market price of the Common Stock or impair NHI's ability to raise additional capital in the future through the sale of equity securities. Upon completion of the Offering, there will be outstanding 220,000 shares of Common Stock. Of these shares, the 120,000 shares of Common Stock sold in the Offering will be freely tradeable by persons other than "affiliates" of NHI, without restriction under the Securities Act. The remaining 100,000 shares of Common Stock outstanding will be "restricted" securities within the meaning of Rule 144 under the Securities Act and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemptions contained in Rule 144. See "Shares Eligible for Future Sale."

                                                            13
DILUTION

  The initial public offering price is substantially higher than the bookvalue per share of the Common Stock. Accordingly, purchasers of the CommonmStock offered hereby would experience immediate and substantial dilution of$1.17 in tangible book value per share of the Common Stock. See "Dilution."




CONTROL BY EXISTING SHAREHOLDERS

    Upon completion of the Offering, the Company's principal shareholders will, in the aggregate, beneficially own approximately 45.5% of the outstanding shares of Common Stock. As a result, these persons would be able to significantly influence (but not unilaterally control) the election of a majority of the Board of Directors and therefore to control the outcome of virtually all other matters requiring shareholder approval. Such voting concentration may have the effect of delaying or preventing a change in control of the Company. See "DESCRIPTION OF CAPITAL STOCK", and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

NO PRIOR PUBLIC MARKET AND POSSIBLE VOLATILITY OF PRICE

    Prior to the Offering, there has been no public market for the Common Stockand there can be no assurance that an active public market for the Common Stockwill develop or be sustained. The Company does not intend to list the Common Stock on any national securities exchange nor to apply for quotation on either the Nasdaq Stock Market or the Nasdaq Small Cap Stock Market. Trading, of any,in the Common Stock may be conducted in the over-the-counter (the "OTC") market in the so-called "pink sheets" or the "OTC Bulletin Board" service. As a result, an investor would likely find it difficult to dispose of or to obtain accurate quotations as to the value of the Common Stock offered hereby.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;
(c) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and

                                                            14
significance of the spread between the "bid" and "ask" price;
(d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer (a) with bid and offer quotations for the penny stock;
(b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and askprices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock become subject to the penny stock rules, stockholders may have difficulty selling those securities.

    Even if an active public market were to develop, the market for our stock may include significant price and volume fluctuations that may or may not be related to the operating performance of the Company.


RISKS OF LIMITATION OF LIABILITY

    The Company has included in its Bylaws provisions to indemnify its directors and officers to the extent permitted by Nevada law. The Company's Bylaws also include provisions to eliminate the personal liability of its directors and officers to the Company and its shareholders to the fullest extent permitted by Nevada law. See

"DESCRIPTION OF CAPITAL STOCK."


                      USE OF PROCEEDS

    The following table sets forth the intended use of the proceeds of his Offering, assuming the sale of all 120,000 shares of Common Stock offered hereby at an initial offering price of $2.00 per share.






                                                            15
                                                     PERCENTAGE OF
                                                        TOTAL
DESCRIPTION                                AMOUNT       OFFERING
---------------------------------------  ----------  -------------

Repayment of debt to certain related
  and other persons(1).................  $  200,000      83.33%
Expenses of offering(2)................      10,000       4.17%
Working capital and general
  corporate purposes(3)................      30,000      12.50%
                                         ----------      ------
      Total............................  $  240,000      100.00%
                                         ==========      =======



(1) The lenders are Re-Lock Properties, LLC ($105,000), Scot Renkemeyer ($50,000), Linda Manley ($25,000), Kevin Tubbesing ($10,000) Robert Daniel ($5,000), John Snellings ($3,000),
    Michael Blair ($1,000) and Lee Daniel ($1,000) each of whom is a member of management or a relative of a member of management or of the principal shareholders of the Company (or an affiliate thereof). See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Each loan is payable on January 1, 2002 and bears interest at a rate of 10% per annum. Each of these loans will be repaid on a prorata basis upon receipt of the proceeds of this Offering. No lender will be given any preference or priority in this regard. The proceeds from these loans were used to loan the sum of $200,000 to Emyth, LLC which is the 20% minority interest holder in Blair Consulting Group, LLC. The promissory note receivable from E-Myth, LLC is due on January 1, 2002 and bears interest at 10%.


(2) The expenses of the offering are estimated to be $10,000, which include filing fees, transfer agent fees and expenses, legal fees and expenses, accounting fees and expenses, printing and engraving expenses.


(3) Working capital and general corporate expenditures include salaries and fringe benefits, office supplies, business-related travel and entertainment expenses, telephone services, and postage.

                      DIVIDEND POLICY

    The Company currently intends to retain earnings to finance the growth and development of its business and for working capital and general corporate purposes, and does not anticipate paying cash dividends on the Common Stock for the foreseeable future. Any payment of dividends will be at the discretion of the Board of Directors and will depend upon earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to payment of dividends and other factors. See "MANAGEMENT'S PLAN OF OPERATION."


                                                            16
                        DILUTION


    The net tangible book value deficiency of the Company as of June 30, 2001 was approximately $(46,471), or $(0.46) per share of Common Stock. Pro forma net tangible book value per share is equal to the Company's total tangible assets less its total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the sale of 120,000 shares offered hereby at an assumed initial public offering price of $2.00 per share and the application of the net proceeds therefrom, the pro forma net tangible book value of the Company at June 30, 2001 would have been $183,529, or $0.83 per share. This represents an immediate increase in such proforma net tangible book value of $1.29 per share to existing shareholders and an immediate dilution of $1.17 per share to new investors purchasing shares at the initial public offering price, as illustrated in the following table:





Assumed initial public offering
   price per share...............................          $ 2.00
Net tangible book value per
  share as of June 30,2001.......................  $(0.46)
Increase per share attributable
  to new investors...............................  $ 1.29
                                                   ------
Pro forma net tangible book
  value per share as of June 30,
  2001, after this Offering......................  $ 0.83
                                                   ------
Dilution per share to
  new investors..................................          $ 1.17
                                                           ======



    The following table summarizes, on a pro forma basis as of June 30, 2001, the number of shares purchased from the Company, the total cash consideration paid and the average cash price per share paid by the existing shareholders and the new investors (before deducting the estimated offering expenses to be paid by the Company):










                                                            17
                 SHARES PURCHASED   TOTAL CONSIDERATION   AVERAGE
                ------------------  -------------------  PRICE PER
                 NUMBER   PERCENT    AMOUNT   PERCENT     SHARE
                --------  --------  --------  --------    --------

Existing
 shareholders..  100,000    45.5%  $      680     0.28%    $ 0.01
New investors..  120,000    54.5%  $  240,000    99.72%    $ 2.00
                --------   -----   ----------  -------      -----
Total..........  220,000   100.0%  $  240,680   100.00%    $ 1.09
                =========  =====   ==========  =======     ======


                  MANAGEMENT'S PLAN OF OPERATION

SUMMARY OVERVIEW

The Company was formed for the purpose of acquiring substantially all of the assets and the assumption of certain liabilities of Blair Consulting Group, Inc. (the "Acquisition") and commenced operations on February 1, 2001. The Acquisition was consummated on February 1, 2001 through the Company's 80% owned subsidiary, Blair Consulting Group, LLC. Prior to this acquisition, neither the Company nor its subsidiary were engaged in any business activities.

    Blair Consulting Group, Inc. ("Blair") was founded in 1996 in Kansas City, Missouri and specializes in the permanent placement of personnel. Blair provides placement services in the fields of accounting and finance, information technology, administrative, office and general management areas. Blair is located in and operates primarily in the greater metropolitan Kansas City, Missouri area. However, it can and does provide placement services throughout the continental United States. Blair is compensated for its permanent placement services by the employer generally based on a success fee ranging from 25% to 30% of the employee's first year compensation. The Blair recruiter who is successful in the placement typically receives a commission of 40% to 60% of the fee generated.

    NHI's business strategy is to acquire other businesses in the permanent placement industry in order to attain synergies through increasing the number of Company recruiters and their geographical coverage while consolidating administrative and back-office support services in order to attain overall cost savings. The Blair acquisition was the first acquisition by the Company and the Company believes it can identify, negotiate and close other similar acquisitions in the future, although there can be no assurance that NHI will be successful in strategy. Currently, the Company has not entered into any letters of intent, negotiations or informal agreements to acquire any other businesses.

    The Company intends to take advantage of the current trend of its clients to outsource non-core operations/services, the current low unemployment rate in the United States and the fierce competition for recruiting experienced and effective employees. The Company believes that many businesses determine that the human resource sector of their business is non-core and it is not efficient on a cost/benefit basis. The Company believes that permanent placement firms such as NHI provide a valuable and cost effective alternative for its customers.

    While the Company has less than one year of operating history and has experienced minimal operating profits to date, management believes that it will generate adequate cash flow from existing operations to meet its operating needs for at least for the upcoming 12 months without raising additional funds. However Company management believes that it will have opportunities in the future

                                                            18
(including the next 12 months) to acquire other permanent placement firms and otherwise grow its revenues and operating profits. The Company may finance future acquisitions in whole or in part with Common Stock (which could result in dilution to purchasers of Common Stock offered hereby), indebtedness, or cash. Company management intends to utilize proceeds from the collection of the $200,000 note receivable from E-Myth, LLC which matures on January 1, 2002 to fund the cash needs of any acquisition consummated (including cash paid to the seller and integration costs) in the upcoming 12 months. Management is currently seeking to develop acquisition prospects located both within the greater Kansas City Missouri metropolitan area and beyond its immediate geographic market. However, currently the Company has not identified, negotiated with, or entered into any commitment to acquire any other businesses. Company management intends to seek other permanent placement firms that have good reputations, experienced/effective recruiters and in markets (both geographical and personnel types) that would complement the Company's existing operations. Other factors the Company will consider in identifying acquisition candidates are the target's recruiter turnover rate, average production per recruiter, average fee per client, level of redundant back-office operations that can be eliminated in integration and the ability to retain the target's recruiters and customers post acquisition. NHI management will attempt to reduce the risk associated with acquiring businesses through negotiating earn-out agreements or spin-off agreements which provide the Company with the ability to reduce the consideration paid to Sellers in situations where the acquired business does not meet acceptable revenue or profit goals following the acquisition. However, there can be no assurance that the Company will be successful in negotiating these provisions into any acquisition agreements it enters into in the future.


    The Company does not presently anticipate any change in the number of employees required to sustain its current operations, however additional employees will be necessary if, and when any acquisitions are consummated. The Company does not conduct any research or development activities at this time. The Company has no plant and/or equipment requirements and anticipates no such expenditures. There are,moreover, no definitive plans, arrangements, commitments or understandings for the Company to acquire, or be acquired by, any other company or business at this time.

MARKETING PLAN

    The goal of NHI is to provide its customers with cost effective and valuable services in identifying, interviewing and screening qualified employment candidates to fill the customers open positions. NHI utilizes yellow-page and newspaper advertising to secure new customer relationships as well as to locate employment candidates. However, NHI believes the most effective marketing is done by direct contact (usually via telephone) with potential candidates and customers. NHI plans to continue this marketing strategy at least for the foreseeable future.


                                                            19
KEY MANAGEMENT AND EMPLOYEES

    NHI is based in Lenexa, Kansas which is a suburb of Kansas
City, Missouri and is operated by its Principal Executive Officer, Cary Daniel, its Principal Financial Officer, James Windmiller and its Chief Operating Officer, Michael Blair.

    Mr. Daniel has worked in the field of staffing and human resources for over 6 years. From 1998 to current, Mr. Daniel co-founded E-Myth, LLC and continues to serve as the Principal Executive Officer of E-Myth, LLC, a human resource services firm with locations in Kansas, Colorado and Missouri under the trade name "Human Resource". From 1997 until 1998 Mr. Daniel held a management position with Century Personnel, Inc., a temporary personnel firm. From 1995 to 1997 Mr. Daniel held a management position with Labor Ready, Inc., a temporary staffing firm.
Mr. Daniel received a Bachelor degree in psychology from the Southwest Missouri State University in 1991. Mr. Daniel is in charge of overall management of NHI and will be in charge of the Company's acquisition efforts.

    Mr. Windmiller has worked in the field of staffing and human resources for over 5 years. From 1998 to current, Mr. Windmiller co-founded E-Myth, LLC and continues to serve as the Principal Operating Officer of E-Myth, LLC, a human resource services firm with locations in Kansas, Colorado and Missouri under the trade name "Human Resource". From 1996 to 1998 Mr. Windmiller held a management position with Pierce Leahy, a corporate records management firm. From 1995 until 1996 Mr. Windmiller held a management position with Labor Ready, Inc., a temporary personnel firm. Mr. Windmiller is in charge of overall financial management of NHI and will assist Mr. Daniel in the Company's acquisition efforts.

    Mr. Blair has worked in the permanent placement field for over 8 years. Mr. Blair founded Blair Consulting Group, Inc. in 1996 and served as its Chief Executive Officer until February 2001 at which time it was acquired by NHI. Prior to 1996, Mr. Blair worked as a recruiter for Carrier Alternatives, a division of Linde Corporation, a permanent placement and temporary staffing firm. Mr. Blair is in charge of day-to-day operations of Blair Consulting Group, LLC which is the 80% owned subsidiary of NHI which operates all of the permanent placement business of NHI. In addition, Mr. Blair will assist
Mr. Daniel in the Company's acquisition efforts.

    Exclusive of Messrs. Daniel, Windmiller and Blair there are currently three other employees of NHI, both of which function as commissioned recruiters.


THE MARKET

    The market that NHI will attract is primarily the small to medium-size companies, which do not have internal human resources groups that recruit employment candidates. In addition, larger companies who have decided that an internal human resource/recruiting group is not cost effective will be a target market for NHI. Typically these companies will find that NHI can identify, interview, prescreen, and negotiate with qualified candidates to fill employment positions

                                                            20
on a cost effective basis. Company management believes that its customers will find that NHI's success fee (usually 25%-30% of the candidates first year salary) is less costly and more effective than incurring the fixed overhead of an internal human resource/recruiting function. NHI intends to appeal to its market by combining a full-range of expert services with affordable rates.




THE LOCATION

    The present location of NHI is 8614 Quivira, Lenexa, Kansas 66215. The location is located in a strip shopping center which NHI shares with E-Myth, LLC, which is a temporary staffing business and also the 20% minority interest holder in Blair Consulting Group, LLC. NHI utilizes approximately half of the leased space with E-Myth, LLC utilizing the remainder. NHI and E-Myth, LLC have entered into a shared service agreement which provides for NHI to pay a fixed monthly fee of $2,750 plus 5% of all accounts receivable collected in consideration for the office space utilized by NHI, compensation for Mr. Daniel and Windmiller's services and all administrative/financial services (bookkeeping, tax, payroll, accounts receivable, accounts payable, and cash management services). NHI believes the shared service arrangement with E-Myth, LLC provides it with a very cost effective way to obtain such services and office space, however this arrangement may not be sufficient if the Company is successful in implementing its acquisition strategy. NHI considers the current location adequate for its current needs as it is easily accessable for its metropolitan Kansas City, Missouri candidates and customers.


CASH REQUIREMENTS AND ADDITIONAL FINANCING


    The Company's management believes that, assuming all of the shares of Common Stock offered hereby, the proceeds of the Offering will be sufficient to eliminate all of the Company's current debt and to provide adequate working capital for the next twelve (12) months of operations. There are no assurances, however, that all of the shares of Common Stock offered hereby will be sold. If less than all of the shares of Common Stock offered hereby are sold, the Company may find it necessary to refinance its current indebtedness, if such refinancing is available. See
"RISK FACTORS--Risks Associated with Selling Less than All of the Offered Shares of Common Stock and with the Plan of Distribution."


                               BUSINESS

GENERAL OVERVIEW

    The Company was incorporated in the State of Nevada and commenced operations on February 1, 2001. It operates a permanent placement business under the name of its 80% owned subsidiary, Blair Consulting Group, LLC. The Company was originally formed for the purpose of acquiring substantially all of the assets and the assumption of certain

                                                            21
liabilities of Blair Consulting Group, Inc. The Acquisition was consummated on February 1, 2001 through the Company's 80% owned subsidiary, Blair Consulting Group, LLC. Prior to this acquisition, neither the Company nor its subsidiary were engaged in any business activities. E-Myth, LLC is the 20% minority interest holder in Blair Consulting Group, LLC and operates in the temporary staffing businesses in Kansas, Missouri and Colorado. E-Myth, LLC is co-owned by Mr. Cary Daniel and Mr. James Windmiller who are executive officers and directors of NHI.

    Blair Consulting Group, Inc. was founded in 1996 in Kansas City, Missouri and specializes in the recruiting of and permanent placement of personnel. Blair provides placement services in the fields of accounting and finance, information technology, administrative, office and general management areas. Blair is located in and operates primarily in the greater metropolitan Kansas City, Missouri area. However, it can and does provide placement services throughout the continental United States. Blair is compensated for its permanent placement services by the employer generally based on a success fee ranging from 25% to 30% of the employee's first year compensation. The Blair recruiter who is successful in the placement typically receives a commission of 40% to 60% of the fee generated.

    NHI's business strategy is to acquire other businesses in the permanent placement industry in order to attain synergies through increasing the number of Company recruiters and geographical coverage while consolidating administrative and back-office support services in order to attain overall cost savings. The Blair acquisition was the first acquisition by the Company and the Company believes it can identify, negotiate and close other similar acquisitions in the future, although there can be no assurance that NHI will be successful in strategy. Currently, the Company has not entered into any letters of intent, negotiations or informal agreements to acquire any other businesses.

The Company conducted no business operations prior to the acquisition of Blair Consulting Group, Inc. and, as of the date of this Prospectus, NHI serves as a holding company which owns an 80% interest in Blair Consulting Group, LLC. All business operations of the Company are currently conducted through Blair Consulting Group, LLC. Future acquisitions will be consummated by NHI or a wholly-owned subsidiary thereby not subject to the 20% minority interest held by E-Myth, LLC in Blair Consulting Group, LLC Prior to the acquisition of Blair Consulting Group, LLC, the Company conducted no operations whatsoever. At the time of its formation, the promoter of the Company was Mr. Cary Daniel, the co-owner of E-Myth, LLC and Principal Executive Officer of NHI. Mr. Daniel has no direct ownership interest in NHI although family relatives are currently lenders to NHI.


    PERMANENT PLACEMENT PROCESS

    The permanent placement market is the business of (i) obtaining job orders and related job descriptions from customers, (ii) identifying potential candidates that meet the job descriptions, (iii) contacting,

                                                            22
interviewing and prescreening candidates to determine suitability to meet the job description and order, (iv) preparing the candidate for the employer interview, (v) follow-up with the candidate and employer following the interview, and (vi) if an offer of employment is extended, final negotiation with both candidate and employer regarding job offer terms. Typically, this process takes 3 to 6 weeks to complete and requires an extremely high service level from the recruiter to be successful. Regardless of whether the candidate accepts the employment offer, the Company may experience "fall-offs" occasionally when an offer is extended and accepted but for a variety of reasons the candidate does not fulfill their commitment to accept the position. Reasons for fall-offs include the candidate's current employer meets or exceeds the salary demands of the candidate, another potential employer offers a better job package or the candidate reconsiders the employment offer for personal or other reasons. Obtaining job orders is a competitive process, however, the Company believes that it has a competitive edge in that its recruiters are experienced and effective in identifying and recruiting candidates who meet the job description as defined by the customer. This is a highly valued service that reduces the time required to fill a position by decreasing the number of interviews a customer will have to conduct before hiring a qualified applicant. Fees for permanent placement services are paid by the employer and typically range between 25% and 30% of the candidates first year salary depending on the type and geographic location of the job position. Identifying and attracting qualified candidates for job positions has become very competitive as well due to the overall low unemployment rates in the United States and in particular in the skilled work force that NHI typically recruits. NHI has the ability to negotiate with both the prospective employee and employer to consummate the deal and in some cases has offered sign-on bonuses to consummate acceptances of certain job offers which serves to reduce the overall placement fees that it collects. NHI provides a 30-day refundable guarantee period to all customers and for certain customers, a 100-day free replacement guarantee period. The Company has rarely found it necessary to refund any fees collected on placements but has found it necessary to replace candidates as fall-offs occur. Recruiters receive success-based commissions generally equal to 40% to 60% of the fees generated from the placement.

The Company is in process of changing its refundable and replacement guarantee policies, whereby it will offer a 100% replacement guarantee for the first 45 days and a 50% replacement guarantee for up to the first 90 days. NHI will no longer provide a refundable guarantee period. NHI believes this change will not adversely impact its business, as NHI management believes that this type of guarantee policy has become the standard for the permanent placement industry.

GOVERNMENTAL REGULATIONS

Apart from regulations pertaining to employment laws, the Company's management does not believe that governmental regulation will have a significant effect upon the Company's operations.



                                                            23
BUSINESS STRATEGY

    The Company's long-term business strategy is to acquire other businesses in the permanent placement industry in order to attain synergies through increasing the number of Company recruiters and geographical coverage while consolidating administrative and back-office support services in order to attain overall cost savings.
The Blair acquisition was the first acquisition by the Company and the Company believes it can identify, negotiate and close other similar acquisitions in the future, although there can be no assurance that NHI will be successful in this strategy. The Company may finance future acquisitions in whole or in part with Common Stock (which could result in dilution to purchasers of Common Stock offered hereby), indebtedness, or cash. Company management intends to utilize proceeds from the collection of the $200,000 note receivable from E-Myth, LLC which matures on January 1, 2002 to fund the cash needs of any acquisition consummated (including cash paid to the seller and integration costs) in the upcoming
12 months.

    Management is currently seeking to develop acquisition prospects located both within the greater Kansas City, Missouri metropolitan area and beyond its immediate geographic market. However, currently the Company has not identified, negotiated with, or entered into any commitment to acquire any other businesses. Company management intends to seek other permanent placement firms that have good reputations and name recognition, have experienced/effective recruiters and located in markets (both geographical and personnel types) that would complement the Company's existing operations. Other factors the Company will consider in identifying acquisition candidates are the target's recruiter turnover rate, average production per recruiter, average fee per client, level of redundant back-office operations that can be eliminated in integration and the ability to retain the target's recruiters and customers post acquisition. Currently, the Company has not entered into any letters of intent, negotiations or formal or informal agreements or commitments to acquire any other businesses. NHI management will attempt to reduce the risk associated with acquiring businesses through negotiating earn-out agreements or spin-off agreements which provide the Company with the ability to reduce the consideration paid to Sellers in situations where the acquired business does not meet acceptable revenue or profit goals following the acquisition. However, there can be no assurance that the Company will be successful in negotiating these provisions into any acquisition agreements it enters into in the future.


COMPETITION

    The permanent placement industry is extremely competitive and highly fragmented. The Company believes there are many smaller placement firms in the Kansas City, Missouri area as well as other metropolitan markets in the United States as there are minimal barriers to entry due to minimal capital requirements. NHI competes primarily with large permanent placement firms and with smaller boutique or specialty firms that focus on regional or functional markets or on particular industries. Some of NHI's competitors possess greater resources, greater name recognition and longer operating histories than NHI in particular markets, which may

                                                            24
afford these firms significant advantages in obtaining future clients and attracting qualified recruiters in those markets.
There are limited barriers to entry into the permanent placement industry and new firms continue to enter the market. Competition may also exist whereby clients or potential clients decide to perform placement services utilizing in-house personnel. There can be no assurance that NHI will be able to continue to compete effectively with existing or potential competitors or that significant clients or prospective clients of NHI will not decide to perform placement services using in-house personnel.

LEGAL PROCEEDINGS

    There are no legal proceedings, pending or threatened, to which the Company is a party.

PROPERTIES

    The Company does not own any real property. The Company's corporate offices are located in a leased space which it shares with E-Myth, LLC . The Company pays $2,750 per month for utilization of this space and other management, bookkeeping and administrative services to E-Myth, LLC. The Company believes that the office space is suitable for its intended purposes.



                        MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of the Company and their ages as of the date of this Prospectus are as follows:



NAME                       AGE            POSITION
-----------------------    ---      ----------------------------

Cary Daniel...........     32       Principal Executive Officer and
                                     Chairman of the Board and President

James Windmiller......     31       Principal Accounting Officer,
                                    Director, Treasurer and Secretary

Michael Blair.........     32       Principal Operating Officer


CARY DANIEL-Mr. Daniel received a bachelor degree in psychology from Southwest Missouri State University in 1991. Mr. Daniel has worked in the field of staffing and human resources for over 6 years. Mr. Daniel co-founded E-Myth, LLC in 1998 and continues to serve as the Principal Executive Officer of E-Myth, LLC a human resource services firm with locations in Kansas, Colorado and Missouri under the trade name "Human Resource". From 1997 until 1998 Mr. Daniel held a management position with Century Personnel, Inc., a temporary

                                                            25
personnel firm. From 1995 to 1997 Mr. Daniel held a management position with Labor Ready, Inc., a temporary staffing firm. Mr. Daniel is in charge of overall management of NHI and will be in charge of the Company's acquisition efforts.

JAMES WINDMILLER-Mr. Windmiller has worked in the field of staffing and human resources for over 5 years. Mr. Windmiller co-founded
E-Myth, LLC in 1998 and continues to serve as the Principal Financial Officer of E-Myth, LLC, a human resource services firm with locations in Kansas, Colorado and Missouri under the trade name "Human Resource". From 1996 to 1998, Mr. Windmiller held a management position with Pierce Leahy, a corporate records management firm. From 1995 until 1996, Mr. Windmiller held a management position with Labor Ready, Inc., a temporary personnel firm. Prior to 1995, Mr. Windmiller attended Longview Community College. Mr. Windmiller is in charge of overall financial management of NHI and will assist Mr. Daniel in the Company's acquisition efforts.

MICHAEL BLAIR-Mr. Blair has worked in the permanent placement field for over 8 years. Mr. Blair founded Blair Consulting Group, Inc. in 1996 and served as its Chief Executive Officer until February 2001 at which time it was acquired by NHI. From 1993 to 1996, Mr. Blair worked as a recruiter for Carrier Alternatives, a division of Linde Corporation, a permanent placement and temporary staffing firm.
Mr. Blair received a bachelor degree in business administration in 1993 from the University of Missouri. Mr. Blair is in charge of day-to-day operations of Blair Consulting Group, LLC which is the 80% owned subsidiary of NHI which operates all of the permanent placement business of NHI. In addition, Mr. Blair will assist Mr. Daniel in the Company's acquisition efforts.

    The directors of the Company are elected each year at the annual meeting of shareholders for a term of one year. Each director serves until the expiration of his or her term and thereafter until his or her successor is duly elected and qualified. Executive officers of the Company are appointed by the Board of Directors on an annual basis.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

    The following table provides certain summary information concerning compensation of the Company's chief executive officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") since the Company's inception. There were no stock appreciation rights outstanding during the period from February 1, 2001 (date operations commenced) to June 30, 2001.








                                                            26
                        ANNUAL COMPENSATION  LONG-TERM COMPENSATION
                        -------------------  ----------------------
                                                 AWARDS   PAYOUTS
                                                 ------   -------
                                                         SECURITIES

NAME AND                           OTHER ANNUAL UNDERLYING LONG-TERM
PRINCIPAL     FISCAL SALARY BONUS  COMPENSATION INCENTIVE  PAYOUTS
POSITION      YEAR    ($)    ($)       ($)        (#)        ($)
------------  ----- ------ ------- -----------  ---------- --------
Cary Daniel   2001   /*/    /*/       /*/         /*/        /*/
Principal
Executive
Officer

James
Windmiller    2001  /*/    /*/       /*/         /*/        /*/
Principal
Financial
Officer,
Secretary

Michael
Blair         2001  *   $18,421      *            *          *
Principal
Operating
Officer

                                       ALL OTHER
                                     COMPENSATION
NAME AND PRINCIPAL POSITION               ($)
--------------------------------  -------------------

Cary Daniel.....................          /*/
Principal Executive Officer

James Windmiller................          /*/
Principal Financial
Officer, Secretary

Michael Blair....................          *
Principal Operating
Officer

-----------------------------------
/*/ Mr. Daniel and Mr. Windmiller are the owners and officers of E-Myth, LLC. NHI has entered into an agreement with E-Myth, LLC whereby NHI pays a fixed monthly fee of $2,750 plus 5% of accounts receivable collections in exchange for its office space, payment for Mr. Daniel and Windmiller's services, bookkeeping, accounts receivable, accounts payable, payroll, cash management and other administrative services. For the period from February 1, 2001 (date operations commenced) to June 30, 2001, NHI paid an aggregate amount of $17,985 to E-Myth, LLC for these services and office rent.

*    Not applicable.

    EMPLOYMENT AGREEMENTS

    There are no employment agreements between the Company and any of its management. Mr. Blair currently receives a commission equal to 60% of all fees generated by himself and a variable

                                                            27
override on fees generated by other recruiters ranging from 8% to 20%.


  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    On February 1, 2001, the Company received subscriptions for 60,000 shares of its Common Stock from SMR Investment Fund, LLC and for 40,000 shares from P&S Investment Management, Inc. at $0.001 per share, payable in cash. In addition, on February 1, 2001, 20,000 shares of common stock were issued to Blair Consulting Group, LLC for cash consideration of $150. Blair Consulting Group, LLC is the 80% owned subsidiary of NHI, and therefore, such shares are deemed as shares held in treasury for financial accounting and reporting purposes and not outstanding for purposes of the following table.

The following table sets forth information concerning the beneficial ownership of the Common Stock as of the date of the Prospectus, for
(a) each person known to the Company to be a beneficial owner of the Common Shares; (b) each director; (c) each executive officer designated in the section captioned "MANAGEMENT--Executive Compensation;" and (d) all directors and executive officers as a group. Except as otherwise noted, each person named below had sole voting and investment power with respect to such securities.


                       BENEFICIAL OWNERSHIP   BENEFICIAL OWNERSHIP
                       PRIOR TO OFFERING(1)     AFTER OFFERING
                       --------------------   ------------------
NAME AND ADDRESS(2)     SHARES  PERCENTAGE   SHARES  PERCENTAGE
---------------------- -------  ----------- -------- -----------

Cary Daniel (2).......       0        0.0%         0        0.0%
James Windmiller (2)..       0        0.0%         0        0.0%
Michael Blair (2).....       0        0.0%         0        0.0%
SMR Investment
Fund, LLC (3).........  60,000       60.0%    60,000       27.3%
 7500 College Blvd.
 Suite 900
 Overland Park, KS 66210
P&S Investment
Management, Inc.(4)...  40,000       40.0%    40,000       18.2%
 7500 College Blvd.
 Suite 1100
 Overland Park, KS 66210
All directors and
executive officers as
a group (3 persons)...       0        0.0%         0        0.0%


------------------------

(1) Under the rules of the Commission, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares (i) the power to vote or dispose of such shares whether or not such any person has pecuniary interest in such shares, or (ii) the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.

                                                            28
(2) The address of each executive officer and director of the Company is c/o
    National Headhunters, Inc., 8614 Quivira, Lenexa, KS 66215.

(3) The shareholders of SMR Investment Fund, LLC are the First
    Trust Company of Onega as Trustee for the Troy D. Renkemeyer
    Individual Retirement Account, and  Thomas J. Heckman.

(4) The shareholders of P&S Investment Management, Inc. are
    Mark Peterson, Cindy Peterson and Steve Peterson.



     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In a series of transactions, the Company borrowed in the aggregate $200,000 at an interest rate of 10% per annum, which was lent by the Company's management or relatives of management and the principal shareholders (or affiliates thereof) (the "Related Party Loans"). Each of the Related Party loans is payable on January 1, 2002. The following table sets forth basic information relating to the Related Party Loans.



LENDER                                    DATE            AMOUNT
--------------------------------------  ---------       ----------

Re-Lock Properties, LLC,(1)...........  June 1, 2001    $ 105,000
Scot Renkemeyer (2)...................  June 1, 2001       50,000
Linda Manley (3)......................  June 1, 2001       25,000
Kevin Tubbesing (4)...................  June 1, 2001       10,000
Robert Daniel (5).....................  June 1, 2001        5,000
John Snellings (6)....................  June 1, 2001        3,000
Lee Daniel (7)........................  June 1, 2001        1,000
Michael Blair (8).....................  June 1, 2001        1,000
                                                         ---------
  Total...............................                  $ 200,000
                                                         =========

------------------------

(1) Re-Lock Properties, LLC is owned by Curt Renkemeyer and Daniel Lock who are relatives of the shareholders of SMR Investment
    Fund, LLC.

(2) Scot Renkemeyer is a relative of the shareholders of SMR
    Investment Fund, LLC.

(3) Linda Manley is the mother of Cary Daniel.

(4) Kevin Tubbesing is a director of E-Myth, LLC, the 20% minority interest holder in Blair Consulting Group, LLC.

(5) Robert Daniel is the father of Cary Daniel.

                                                            29
(6) John Snellings is employed as a manager for E-Myth, LLC, the 20% minority interest holder in Blair Consulting Group, LLC.

(7) Lee Daniel is the wife of Cary Daniel.

(8) Michael Blair is the Principal Operations Officer of NHI.

On June 1, 2001, the Company loaned the aggregate amount of $200,000 to E-Myth, LLC, a Missouri limited liability corporation, which is co-owned by Cary Daniel and James Windmiller, at an interest rate of 10% per annum. Such loans are due on January 1, 2002 including any accrued interest. E-Myth, LLC used the proceeds to complete the office space needed for NHI operations, to finance the cash management needs of Blair Consulting Group, LLC and develop accounting and administrative infrastructure (including client management and internet-based recruiting software) to support the ongoing operations of NHI.

    E-Myth, LLC and the Company have entered into a shared services agreement whereby NHI pays a fixed monthly fee of $2,750 plus 5% of accounts receivable collections in exchange for its office space, payment for Mr. Daniel and Windmiller's services, bookkeeping, accounts receivable, accounts payable, payroll, cash management and other administrative services. For the period from February 1, 2001 (date operations commenced) to June 30, 2001, NHI paid an aggregate amount of $17,985 to E-Myth, LLC for these services and office rent. The agreement is cancelable by either party upon 30 days written notice. The Company intends to continue this agreement indefinitely and has not received any written or oral notices from E-Myth, LLC that it intends to discontinue this shared services arrangement.


                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The authorized capital stock of the Company consists of 3,000,000 shares of Common Stock, par value $0.001 per share.

COMMON STOCK

    As of the date of this Prospectus, there were 100,000 shares of Common Stock outstanding held by two (2) shareholders. In addition, on February 1, 2001, 20,000 shares of common stock were issued to Blair Consulting Group, LLC for cash consideration of $150. Blair Consulting Group, LLC is the 80% owned subsidiary of NHI, and therefore, such shares are deemed as shares held in treasury for financial accounting and reporting purposes and not outstanding.

    Holders of Common Stock are entitled to one vote per share in all matters to be voted on by the shareholders. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "DIVIDEND POLICY." In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all

                                                            30
assets remaining after payment of the Company's liabilities.
All of the outstanding shares of Common Stock (exclusive of the 20,000 shares held in treasury) are fully paid and non-assessable.

NO PREEMPTIVE RIGHTS

    No holder of any capital stock of the Company has any preemptive right tosubscribe for or purchase securities of any class or kind of the Company, norany redemption or conversion rights.


NO CUMULATIVE VOTING

    No holder of any capital stock of the Company has the right cumulate his orher votes in an election of directors or for any other matter or matters to bevoted upon by the shareholders of the Company.

CERTAIN PROVISIONS OF THE NEVADA GENERAL CORPORATION LAW

    The Company is subject to the Nevada General Corporation Law
(the "NGCL").Under certain circumstances, the following described provisions of the NGCL maydelay or make more difficult acquisitions or changes of control of the Company. Neither the Company's Articles of Incorporation nor its Bylaws exclude the Company from these provisions. Such provisions may make it more difficult to accomplish transactions that shareholders believe are in their best interests. Such provisionsmay also have the effect of preventing changes in the Company's management.

DIRECTORS' DUTIES.

    Section 78.138 of the NGCL allows directors and officers, in exercising their respective powers to further the interests of the corporation, to consider the interests of the corporation's employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation; the interests of the community and of society and the long-term and short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation. Directors may resist a change or potential change in control if the directors, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in the best interest of the corporation. In so determining, the board of directors may consider the interests described above or have reasonable grounds to believe that, within a reasonable time, the debt created as a result of the change in control would cause
(i) the assets of the corporation or any successor to be less than its liabilities, (ii) the corporation or any successor to become insolvent or (iii) the commencement of any voluntary or involuntary proceeding under the federal bankruptcy laws concerning the corporation.





                                                            31
LIMITATION OF LIABILITY AND INDEMNIFICATION

    The Bylaws contain a provision permitted under the NGCL relating to the liability of directors. This provision indemnifies them for all liabilities accruing to him or her because of their status as a director except were their alleged acts may be classified as fraud. This provision effectively relieves the director of liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as a breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. This provision does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. This provision will not alter a director's liability under federal securities laws. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company believes that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

TRANSFER AGENT AND REGISTRAR

    Prior to the effective date of this offering, the Company intends to engage Interwest Tranfer Services, Inc. of Salt Lake
City, Utah, as the transfer agent and registrar of the Common Stock.

                             TERMS OF THE OFFERING

PLAN OF DISTRIBUTION


    The Company hereby offers up to 120,000 shares of Common Stock at the purchase price of $2.00 per share. The Common Stock is being offered on a "direct participation" basis by the Company (employees, officers and directors). The employees, officers and directors who shall sell the offering on behalf of the Company are Cary Daniel and James Windmiller. These individuals will berelying on the safe harbor in Rule 3a4-1 under the Securities Exchange Act of 1934 to sell the Company's securities. The principal shareholders will supply names of prospective investors to the Company's management, none of which shall have been offered shares of Common Stock prior to the date of this Prospectus.The Company does not intend to offer the shares of Common Stock by means of general advertising or solicitation. No sales commission, finder's fee or other compensation will be paid for Common Stock sold by the Company. The Company reserves the right to withdraw, cancel or reject an offer in whole or in part. There are no plans, proposals, arrangements or understandings with any potential sales agent with respect to participating in the distribution of the Company's securities. When, in the future, assuming such participation develops, the registration statement will be amended to identify such persons.



                                                            32
DETERMINATION OF OFFERING PRICE.

    The offering price and other terms of the Common Stock were arbitrarily determined by the Company after considering the total offering amount needed and the possible dilution to existing and new shareholders.

OFFERING PROCEDURE.


    This Offering will terminate on or before July 31, 2002. In the Company's sole discretion, the offering of Common Stock may be extended from time to time, but in no event later than one (1) year from the date of this Prospectus.


SUBSCRIPTION PROCEDURE.

    Each investor must complete a subscription agreement in the form supplied bythe Company. The full amount of each subscription will be required to be paid with a check payable to the Company in the amount of the subscription. Such payments are to be remitted directly to the Company by the purchaser before 12:00 noon, on the following business day, together with a list showing the names and addresses of the person subscribing for the offered Common Stock or copies of subscribers confirmations.

NO ESCROW ACCOUNT.

    There is no minimum offering amount and no escrow account. As a result, any and all offering proceeds will be deposited directly into the operating account of the Company.


                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of the Offering, the Company will have outstanding 220,000 shares of Common Stock. Of such outstanding shares, the shares sold in connection with the Offering will be freely tradeable in the United States without restriction under the Securities Act, except that shares purchased by an "affiliate" of the Company, within the meaning of the rules and regulations adopted under the Securities Act, may be subject to resale restrictions. The remaining outstanding shares are "restricted securities," as that term isdefined under such rules and regulations, and may not be sold unless they are registered under the Securities Act or they are sold in accordance with Rule 144 under the Securities Act or some other exemption from such registration requirement. As those restrictions under the Securities Act lapse, such shares may be sold to the public pursuant to Rule 144.

    In general, under Rule 144, beginning 90 days after the date of thisProspectus, subject to certain conditions with respect to the manner of sale, the availability of current public information concerning the Company and othermatters, each of the existing shareholders who has beneficially owned shares of Common Stock for at least one year will be entitled to sell within any three month

                                                            33
period that number of such shares which does not exceed the greater of the total number of then outstanding shares of Common Stock or the average weekly trading volume of shares of Common Stock during the four calendar weeks preceding the date on which notice of the proposed sale is sent to the Commission. Moreover, each of the existing shareholders who is not deemed to be an affiliate of the Company at the time of the proposed sale and who has beneficially owned his or her shares of Common Stock for at least two years will be entitled to sell such shares under Rule 144 without regard to such volume limitations.

    Prior to the Offering, there has been no public market for the Common Stock.No assurance can be given that such a market will develop or, if it develops, will be sustained after the Offering or that the purchasers of the shares ofCommon Stock will be able to resell such shares of Common Stock at a pricehigher than the initial public offering or otherwise. If such a market develops,no prediction can be made as to the effect, if any, that future sales of shares of Common Stock, or the availability of shares of Common Stock for future sale, to the public will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of presently outstanding or subsequently issued stock, or the perception that such sales could occur, couldadversely affect prevailing market prices for the Common Stock and could impairthe Company's ability to raise capital in the future through an offering of itsadditional shares of Common Stock that may be offered for sale or sold to thepublic in the future.

                     INTEREST OF NAMED EXPERTS AND COUNSEL

    The Law Office of Mark A. Reiter, LLC has passed upon the legality of the shares of Common Stock offered hereby.


                           FINANCIAL STATEMENTS

    The Company is providing herein the audited historical consolidated financial statements of National Headhunters, Inc. for the period from February 1, 2001 (date operations commenced) to June 30, 2001. In addition, the Company is providing the audited historical financial statements of Blair Consulting Group, Inc. for the years ended December 31, 1999 and 2000 as it represents a significant acquisition of NHI.

                        NATIONAL HEADHUNTERS, INC.
                INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Independent auditor's
report................................................        F-2

Consolidated balance sheet
 as of June 30, 2001..................................        F-3



                                                            34
Consolidated statement of income for the period
 from February 1, 2001 (date operations commenced)
 to June 30, 2001.....................................        F-4

Consolidated statement of stockholders'
 equity for the period from February 1, 2001
 (date operations commenced) to June 30, 2001.........        F-5

Consolidated statement of cash flows for the
 period from from February 1, 2001 (date
 operations commenced) to June 30, 2001...............        F-6

Notes to consolidated financial statements............        F-7


                        BLAIR CONSULTING GROUP, INC.
                       INDEX TO FINANCIAL STATEMENTS


Independent auditor's
report................................................        F-12

Balance sheet as of December 31, 2000.................        F-13

Statements of operations for the
years ended December 31, 1999 and 2000................        F-14

Statement of stockholder's equity for the years
 ended December 31, 1999 and 2000.....................        F-15

Statements of cash flows for the years
 ended December 31, 1999 and 2000.....................        F-16

Notes to financial statements.........................        F-17


INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors of National Headhunters, Inc.:

We have audited the accompanying consolidated balance sheet of National Headhunters, Inc. as of June 30, 2001, and the related consolidated statements of income, stockholders' equity and cash flows for the period from February 1, 2001 (date operations commenced) to June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

                                                            35
In our opinion, such financial statements present fairly, in all material respects, the consolidated financial position of National Headhunters, Inc. as of June 30, 2001, and the results of its operations and its cash flows for the period from February 1, 2001 (date operations commenced) to June 30, 2001, in conformity with accounting principles generally accepted in the United States of America.

As described in Note I to the consolidated financial statements, the Company is in the process of raising capital through the filing of a registration statement with the Securities and Exchange
Commission.




                                       /s/ PICKETT & CHANEY LLP

Lenexa, Kansas
July 20, 2001

                               F-2






                NATIONAL HEADHUNTERS, INC.

                CONSOLIDATED BALANCE SHEET

                     JUNE 30, 2001


                                     ASSETS:

Cash and cash equivalents..............................  $    100
Accounts receivable (no allowance for doubtful accounts
 considered necessary).................................    27,700
Note receivable-related party..........................   200,000
Other current assets...................................     1,666
                                                         --------
  Total current assets.................................   229,466

Fixed assets:
  Furniture and fixtures...............................     1,500
  Equipment............................................     2,525
                                                         --------
                                                            4,025
  Less accumulated depreciation........................       476
                                                         --------
  Fixed assets, net....................................     3,549

Goodwill, net of accumulated amortization of $4,598....    50,579
                                                         --------

                                                                 36
  Total assets.........................................  $283,594
                                                         ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable.......................................  $  2,647
Deferred revenue.......................................    26,800
Accrued interest.......................................     1,667
Income taxes payable...................................       510
Related party payable..................................    17,292
Notes payable-related parties..........................   200,000
Acquisition obligations payable........................    29,478
                                                         --------
  Total current liabilities............................   278,394

Minority interest......................................     1,092
Commitments (Note G)

                      STOCKHOLDERS' EQUITY:

Common stock, $.001 par value; 3,000,000 shares
 authorized,120,000 shares issued......................       120
Additional paid-in capital.............................       560
Retained earnings......................................     3,448
Less: Treasury stock (20,000 shares held
 by subsidiary)........................................       (20)
                                                         --------
  Total stockholders' equity...........................     4,108
                                                         --------

  Total liabilities and stockholders' equity...........  $283,594
                                                         ========

The accompanying Notes to Consolidated Financial
Statements are an integral part of these consolidated financial statements.
                              F-3

                  NATIONAL HEADHUNTERS, INC.

               CONSOLIDATED STATEMENT OF INCOME

      FOR THE PERIOD FROM FEBRUARY 1, 2001 (date operations
                 commenced) TO JUNE 30, 2001




Net service revenues.................................... $ 85,595
Direct costs of services, consisting of payroll and
  payroll taxes for recruiters..........................   45,695
                                                          -------
Gross margin............................................   39,900
Selling, general and administrative expenses............    9,966
Shared service expense (paid to related party)..........   17,985
Amortization expense....................................    4,598
Depreciation expense....................................      476

                                                                 37
                                                          -------
Operating income........................................    6,875

Interest income (from related party)....................    1,667
Interest expense........................................   (3,492)
Minority interest in consolidated subsidiary............   (1,092)
                                                          -------
Income before income taxes..............................    3,958
Income taxes............................................      510
                                                           ------
Net income.............................................. $  3,448
                                                           ======

Basic and diluted earnings per share.................... $   0.03
                                                           ======
Weighted average shares outstanding.....................  100,000
                                                           ======




The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.



                               F-4




                    NATIONAL HEADHUNTERS, INC.

         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

     FOR THE PERIOD FROM FEBRUARY 1, 2001 (date operations
                  commenced) TO JUNE 30, 2001




                                     Add'l           Trea- Total Stock-
                      Common stock  Paid-in Retained  sury   holders'
                     Shares  Amount Capital Earnings Stock  Equity
                     ------- ------ ------- -------- ------ --------

Balance,
 February 1, 2001..    - $     -  $   -  $    -  $     -  $    -

Issuance of stock in
 formation.........  120,000  120     560     -        -      680

Treasury stock held
 by subsidiary
 (20,000 shares)...    -      -       -       -      (20)     (20)

Net income.........    -      -       -     3,448      -    3,448
                                                                  38
                    ------- ------ ------- ------- ------- -------
Balance,
 June 30, 2001..... 120,000 $120   $560    $3,448   $(20)  $4,108
                    ======= ====== ======= ======= ======= ========



The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

                              F-5


                   NATIONAL HEADHUNTERS, INC.

              CONSOLIDATED STATEMENT OF CASH FLOWS

       THE PERIOD FROM FEBRUARY 1, 2001 (date operations
                  commenced) TO JUNE 30, 2001




CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income....................................       $   3,448
    Adjustments to reconcile net income to net
      cash usedin operating activities:
      Depreciation and amortization.............           5,074
      Minority interest.........................           1,092
    Changes in operating assets and liabilities
       (exclusive ofeffects of acquisition):
      Accounts receivable.......................         (18,025)
      Other current assets......................          (1,666)
      Accounts payable..........................         (11,968)
      Deferred revenue..........................          17,125
      Accrued payroll costs.....................            (800)
      Income taxes payable......................             510
      Other current liabilities. ...............           1,667
                                                        --------
  Net cash and cash equivalents used in operating
    activities..................................          (3,543)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of equipment...............           2,000
  Note receivable-related party.................        (200,000)
                                                         -------
  Net cash and cash equivalents used in
    investing activities........................        (198,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of common stock......................             660
  Notes payable-related parties.................         200,000
  Related party payable, net....................          17,292
  Payments on acquisition obligations...........         (16,309)
                                                        --------
  Net cash and cash equivalents provided by
    financing activities........................         201,643
                                                        --------
                                                                 39
Net increase in cash and cash equivalents.......             100
Cash and cash equivalents at beginning of
 period.........................................              -
                                                        --------
Cash and cash equivalents at end of period......        $    100
                                                        ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest....................................        $  1,825
    Income taxes................................        $    -


The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.


                               F-6


                 NATIONAL HEADHUNTERS, INC.

        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  FOR THE PERIOD FROM FEBRUARY 1, 2001 (date operations
                commenced) TO JUNE 30, 2001



NOTE A--NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES

    ORGANIZATION. National Headhunters, Inc. (the "Company" or "NHI"), was organized and commenced operations on February 1, 2001 as a Nevada corporation. The Company was formed as a holding company to effect the acquisition of assets and the assumption of certain liabilities of Blair Consulting Group, Inc. (the "Acquisition") through the Company's 80%-owned subsidiary, Blair Consulting Group, LLC ("Blair"). The Acquisition was consummated on February 1, 2001. The Company has adopted a fiscal year end of December 31.

    NATURE OF OPERATIONS. The Company provides permanent placement in the fields of accounting and finance, information technology, administrative, office and general management areas. The Company operates primarily in the greater metropolitan Kansas City, Missouri area. However it can and does provide permanent placement services throughout the United States.

    PRINCIPLES OF CONSOLIDATION. The accompanying consolidated financial statements include the accounts of NHI and its 80%-owned subsidiary, Blair Consulting Group, LLC. All material intercompany balances and transactions have been eliminated in consolidation.

    REVENUE RECOGNITION.  Permanent placement staffing revenues are deferred until such time as the Company's refundable guarantee period (typically 30 days) lapses. The guarantee period begins after the employment candidates accept offers of permanent employment
                                                                  40
and begins work. The Company also offers a replacement guarantee to certain customers, typically 100 days from the start date. Specific allowances are established through the deferral of revenue for estimated losses due to candidates not remaining employed for the replacement guarantee period.

    CASH AND CASH EQUIVALENTS. The Company considers all highly liquid investments with an original maturity of three months or less as cash equivalents.

    INCOME TAXES. The Company was formed as a C-Corporation for income tax reporting purposes. Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided, when, in the opinion of management, it is more likely than not that a portion or all of a deferred tax asset will not be realized.

     USE OF ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

    FURNITURE, FIXTURES AND EQUIPMENT. Furniture, fixtures and equipment were primarily acquired through the Acquisition and are recorded at cost (fair value at date of acquisition). Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets.

    GOODWILL. The Company has recorded goodwill resulting from its Acquisition of National Headhunters, Inc. on February 1, 2001. Such goodwill represents the excess of consideration paid over the fair value of net assets acquired and is amortized using the straight-line method over a five-year period.

                              F-7

    LONG-LIVED ASSETS. The Company reviews its long-lived assets, including goodwill and furniture, fixtures and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets. The Company has determined that as of June 30, 2001, there has been no impairment in the carrying value of long-lived assets.


    DEFERRED REVENUE. Deferred revenue is primarily comprised of billings in excess of recognized revenue relating to permanent

                                                              41
placements during the money-back guarantee period that the Company provides. Such revenue is recognized as income upon expiration of the guarantee period.

    ADVERTISING COSTS. The Company expenses all advertising costs as incurred, which aggregated $1,418 for the period from February
1, 2001 (date operations commenced) to June 30, 2001.

    BUSINESS SEGMENTS AND MAJOR CUSTOMERS. The Company currently operates in one segment, the permanent placement business, based on the way management makes decisions, allocates resources and assesses performance.

Major customers in terms of significance to the Company's revenues (in excess of 10% of total revenues) for the period from February
1, 2001 (date operations commenced) to June 30, 2001, and accounts receivable at June 30, 2001 are as follows:

                             Revenues        Accounts Receivable

	Customer A            $19,500              $    -
	Customer B             18,000                   -
	Customer C              9,675                   -
	Customer D              9,300                   -
	Customer E                                  7,500
	Customer F                                  9,000
	Customer G                                  7,000
	Customer H                                  4,200

    BASIC AND DILUTED EARNINGS PER SHARE. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common and, if dilutive, common equivalent shares outstanding during the period. Common equivalent shares consist of the incremental common shares issuable upon exercise of stock options, warrants and similar instruments (using the treasury stock method). The shares held by Company's consolidated subsidiary are not considered to be outstanding for the earnings per share computations as they are treated as shares held in treasury in the accompanying Consolidated Balance Sheet.

   CONCENTRATIONS OF CREDIT RISK. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of notes receivable and notes payable. At June 30, 2001, the Company's notes receivable and payable bear the same interest rate and maturity date and due to their short-term maturity their carrying value was considered the same as market value.

   DERIVATIVE FINANCIAL INSTRUMENTS. The Company held no derivative financial instruments during the period from February
1, 2001 (date operations commenced) to June 30, 2001.

NOTE B--Acquisition of Blair Consulting Group, Inc.

Effective February 1, 2001, pursuant to an Asset Purchase Agreement,

                                                              42
NHI through its 80%-owned subsidiary, Blair Consulting Group, LLC, purchased all tangible and intangible assets, and assumed certain liabilities of Blair Consulting Group, Inc. Total consideration paid was $61,203 based on the net liabilities assumed in the transaction. Founded in 1996, Kansas City, Missouri-based Blair Consulting Group, Inc. specializes in recruiting and permanent placement of personnel.

                              F-8

The purchase price aggregated $61,203 (inclusive of negligible acquisition costs), which consisted of net liabilities assumed.
The acquisition has been recorded under the purchase method of accounting. Accordingly, assets and liabilities were recorded at their fair values as of February 1, 2001, and operations of Blair Consulting Group, Inc. have been included in the Company's statement of operations commencing February 1, 2001.

A preliminary allocation of the fair value of the assets acquired and liabilities assumed is as follows:

       Purchase price:
         Accounts payable assumed                       $ 14,615
         Lease obligation assumed                          6,872
         Note payable obligation assumed                  38,916
         Payroll liabilities assumed                         800
                                                        --------
         Total purchase price                           $ 61,203
                                                        ========
       Preliminary allocation of purchase price:
         Fair value of tangible assets and liabilities:
           Accounts receivable                          $  9,675
           Fixed assets                                    4,025
           Other assets-assets held for sale               2,000
           Accounts payable                              (14,615)
           Deferred revenue                               (9,675)
           Payroll liabilities                              (800)
           Acquisition obligations assumed               (45,787)
                                                         -------

         Intangible assets acquired                     $ 55,177
                                                        ========

The acquisition agreement provides for a reduction in the total amount of liabilities assumed if the acquired business does not generate minimum revenues ($65,000 for each six-month period) during the three-year period following the acquisition. As of June 30, 2001, no reduction to the purchase price has occurred related to this provision.

The acquisition of Blair Consulting Group, Inc. occurred on February 1, 2001, which is the first day of operations presented herein. The Company had no other operations, therefore, pro forma information would be the same as the reported operating results for the period from February 1, 2001 (date operations commenced) to June 30, 2001.

                                                              43
NOTE C--NOTE RECEIVABLE-RELATED PARTY

	The Company has an unsecured note receivable in the amount of $200,000 from its 20% stockholder, E-Myth, LLC. The note bears interest at 10% with the entire principal and accrued interest balance due at maturity on January 1, 2002.


NOTE D--ACQUISITION OBLIGATIONS PAYABLE

    Pursuant to the Acquisition (Note B) the Company agreed to reimburse the seller for payments made on the seller's remaining
lease obligation and bank note payable.   The bank note payable
bears interest at prime plus 3.00% (10.5% at June 30, 2001) and the total balance of obligations outstanding was $29,478 as of June 30, 2001.

NOTE E--NOTES PAYABLE-RELATED PARTIES

    Notes payable consist of eight individual unsecured notes to stockholders or management of NHI, Blair or E-Myth, LLC, or their relatives with an aggregate principal balance of $200,000. The notes bear interest at 10% with the entire principal and accrued interest balance due at maturity on January 1, 2002.

                               F-9





NOTE F-INCOME TAX PROVISION

     The income tax provision for the period from February 1, 2001 (date operations commenced) to June 30, 2001 consists of the following:

       Current                                        $      510
       Deferred                                                -
                                                       ---------
       Income tax provision                            $     510
                                                       =========

The following table summarizes the significant differences between the Federal statutory tax rate and the Company's effective tax rate for financial reporting purposes:

       Federal statutory tax rate                           34.0%
       State and local taxes net of Federal tax effect       1.0
       Effect of graduated tax rates                       (22.1)
                                                      ----------
           Effective tax rate                               12.9%
                                                      ==========

The tax effects of temporary differences primarily relate to accelerated tax depreciation and differing amortization periods for goodwill for tax and book purposes, the net effects of which were immaterial to the accompanying financial statements.

                                                             44
NOTE G--SHARED SERVICES AGREEMENT

	The Company has entered into a shared services agreement with E-Myth, LLC, the minority interest holder in the Company's subsidiary, Blair Consulting Group, LLC. E-Myth, LLC is to provide office space and administrative, cash management, accounts receivable, accounts payable, payroll and accounting services to Blair for a fixed fee of $2,750 per month plus 5.00% of accounts receivable collections. In addition, the Company reimburses E-Myth, LLC for its proportionate share of occupancy costs (exclusive of office rent), which includes among other items, utilities, telephone, and maintenance expenditures.

	During the period from February 1, 2001 (date operations commenced) to June 30, 2001, the Company recorded operating expenses aggregating $17,985 related to this agreement. Related party payables totaled $17,292 as of June 30, 2001.

NOTE H--RELATED PARTY TRANSACTIONS

	During the period from February 1, 2001 (date operations commenced) to June 30, 2001 the Company recorded the following related party transactions, reflected in the accompanying Consolidated
Statement of Income:

	Interest income on note receivable (Note C)       $ 1,666
                                                         ========
	Interest expense on notes payable (Note E)        $ 1,667
                                                         ========
	Selling, general and administrative expense
                                        (Note G)        $17,985
                                                         ========

As of June 30, 2001 the Company had outstanding related party receivables (payables) as follows:

	Note receivable (Note C)                         $200,000
                                                         ========


                              F-10

	Notes payable (Note E)                           $200,000
                                                         ========
	Related party payable (Note G)                   $ 17,292
                                                         ========


 NOTE I--SUBSEQUENT EVENT

    The Company is in process of filing a Registration Statement with the Securities and Exchange Commission on Form SB-2 whereby it is attempting to register 120,000 shares of common stock for sale to the public. The intended use of proceeds is to retire outstanding notes payable to related parties in the amount of $200,000 and for general corporate purposes. There can be no assurance that the

                                                             45
Registration Statement will be declared effective by the SEC and that the Company will be successful in raising the estimated proceeds from the offering. The accompanying consolidated financial statements do not include any effects of this transaction.

***************

                              F-11

INDEPENDENT AUDITORS' REPORT


To the Stockholder and the Board of Directors of Blair Consulting Group, Inc.:

We have audited the accompanying balance sheet of Blair Consulting Group, Inc. as of December 31, 2000, and the related statements of operations, stockholder's equity and cash flows for each of the two years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Blair Consulting Group, Inc. as of December 31, 2000, and the results of its operations and its cash flows for each of the two years in the period ended
December 31, 2000, in conformity with accounting principles generally accepted in the United States of America.

As described in Note D to the financial statements, effective February 1, 2001 substantially all assets of the Company were acquired by and certain liabilities were assumed by E-Myth, LLC. The accompanying financial statements do not reflect any of the effects of this transaction.



                                      /s/ PICKETT & CHANEY LLP


Lenexa, Kansas
June 22, 2001


                              F-12

                                                             47
                  BLAIR CONSULTING GROUP, INC.

                        BALANCE SHEET

                      DECEMBER 31, 2000




                            ASSETS:

Cash and cash equivalents..............................  $ 17,467
                                                         --------
  Total current assets.................................    17,467

Fixed assets:
  Furniture and fixtures...............................    20,565
  Equipment............................................     8,189
  Leasehold improvements...............................       972
                                                         --------
                                                           29,726
  Less accumulated depreciation and amortization.......    19,652
                                                         --------
  Fixed assets, net....................................    10,074

Other assets...........................................       561
                                                         --------
  Total assets.........................................  $ 28,102
                                                         ========

                 LIABILITIES AND STOCKHOLDER'S EQUITY:

Accounts payable.......................................  $  4,920
Accrued payroll costs..................................     8,490
Other current liabilities..............................     4,699
                                                         --------
  Total current liabilities............................    18,109

Line of credit.........................................    32,655

Commitments (Note C)

                      STOCKHOLDER'S EQUITY (DEFICIT):

Common stock, $0.01 par value; authorized 1,000 shares;
  issued and outstanding 100 shares....................         1
Additional paid-in capital.............................    24,336
Accumulated deficit....................................   (46,999)
                                                         --------
  Total stockholder's equity (deficit).................   (22,662)
                                                         --------
  Total liabilities and stockholder's equity (deficit).  $ 28,102
                                                         ========


                                                            48
The accompanying Notes to Financial Statements are an integral part of these financial statements.


                             F-13




                 BLAIR CONSULTING GROUP, INC.

                  STATEMENTS OF OPERATIONS



                                          YEARS ENDED DECEMBER 31,
                                          -----------------------
                                             1999         2000
                                          ----------   ----------


Net service revenues..................    $  160,010   $  312,677
Direct costs of services, consisting
  of payroll and payroll taxes for
  recruiters..........................       133,301      215,744
                                          ----------   ----------
Gross margin..........................        26,709       96,933
Selling, general and administrative
  expenses............................        77,410       88,711
Depreciation and amortization expense.         6,839        4,826
                                          ----------   ----------
Operating income (loss)...............       (57,540)       3,396

Interest and dividend income..........           390           99
Interest expense......................          (537)      (3,269)
Other.................................          (114)         480
                                          ----------   ----------
Net income (loss).....................     $ (57,801)  $      706
                                          ==========   ==========





The accompanying Notes to Financial Statements are an integral part of these financial statements.



                               F-14



                                                             48
                    BLAIR CONSULTING GROUP, INC.

                 STATEMENTS OF STOCKHOLDER'S EQUITY

               YEARS ENDED DECEMBER 31, 1999 AND 2000

                                          Retained
                                           earnings     Total
                                   Add'l  (accum-     stockholder's
                   Common Stock   paid-in  ulated      equity
                   Shares Amount  capital  deficit)   (deficit)
                   -----  ------ -------- ----------  -----------

Balance,
 January 1, 1999... 100   $ 1    $ 24,336   $ 24,200   $ 48,537

Distributions......   -     -           -    (14,104)   (14,104)

Net loss...........   -     -           -    (57,801)   (57,801)
                   ------ ------  --------   --------   --------
Balance,
 December 31, 1999. 100     1       24,336   (47,705)   (23,368)

Net income.........   -     -            -       706        706
                   ------ ------  --------   ---------  ---------

Balance,
 December 31, 2000. 100   $ 1     $ 24,336   $(46,999) $(22,662)
                   =====  ======  ========   =========  =========



The accompanying Notes to Financial Statements are an integral part of these financial statements.



                              F-15




                   BLAIR CONSULTING GROUP, INC.

                    STATEMENTS OF CASH FLOWS


                                             YEARS ENDED DECEMBER 31,
                                            --------------------------
                                                   1999       2000
                                                  -------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)............................ $ (57,801)  $  706
    Adjustments to reconcile net income (loss)
      to net cash used in operating activities:
      Depreciation and amortization............     6,839    4,826
      (Gain) loss on marketable securities.....       453     (163)
                                                                   49
    Changes in operating assets and liabilities:
      Accounts receivable......................    15,690   22,860
      Other current assets.....................    (9,200)   9,200
      Accounts payable.........................     6,087   (9,466)
      Deferred revenue.........................    11,710  (37,660)
      Accrued payroll costs....................   (19,178)  (7,363)
      Other current liabilities. ..............     2,569    1,652
                                                  --------  -------
  Net cash and cash equivalents used in
    operatingactivities........................   (42,831) (15,408)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of marketable securities..         -    5,103
  Purchases of furniture and equipment.........      (199)  (1,761)
                                                   -------  -------
  Net cash and cash equivalents provided by
    (used in) investing activities.............      (199)   3,342

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings on line-of-credit.............     17,723  14,932
  Distributions of capital.....................    (14,104)      -
                                                   -------- -------
  Net cash and cash equivalents provided by
    financingactivities........................      3,619  14,932
                                                   -------- -------
Net increase (decrease) in cash and cash
  equivalents..................................    (39,411)  2,866
Cash and cash equivalents at beginning of year.     54,012  14,601
                                                   -------- -------
Cash and cash equivalents at end of year.......    $14,601 $17,467
                                                   ======== =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest...................................       $352  $3,108
    Income taxes...............................       $  -  $    -


The accompanying Notes to Financial Statements are an integral part of these financial statements.




                               F-16


                   BLAIR CONSULTING GROUP, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              YEARS ENDED DECEMBER 31, 1999 AND 2000


NOTE A-NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES


                                                            50
    ORGANIZATION. Blair Consulting Group, Inc. (the "Company" or "Blair"), was organized on December 26, 1996 as a Missouri corporation. Effective January 1, 1998, Blair elected to be treated as an S-Corporation for income tax reporting purposes. All undistributed earnings as of the date of the S-Corporation election was classified as additional paid-in capital in the Company's financial statements.

    NATURE OF OPERATIONS. Blair provides permanent placement and recruiting services in the fields of accounting and finance, information technology, administrative, office and general management areas. The Company operates primarily in the greater metropolitan Kansas City, Missouri area. However, it can and does provide recruiting services throughout the United States.

    REVENUE RECOGNITION. Permanent placement staffing revenues are deferred until such time as the Company's refundable guarantee period (typically 30 days) lapses. The guarantee period begins after an employment candidate accepts offers of permanent employment and begins work. The Company also offers a replacement guarantee to certain customers, typically 100 days from start date. Specific allowances are established through the deferral of revenue for estimated losses due to candidates not remaining employed for the replacement guarantee period.

    CASH AND CASH EQUIVALENTS. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

    MARKETABLE SECURITIES. The Company's marketable securities are mutual funds which are classified as trading and are reported at fair value. Unrealized gains and losses are recorded in the statement of operations.

    INCOME TAXES. The Company has elected to be treated as an S-Corporation for Federal and State income tax reporting purposes. Accordingly, no provision for income taxes has been recorded in the accompanying financial statements as the Company's shareholders are generally personally responsible for reporting the taxable income or loss of the Company.

     USE OF ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

    FURNITURE, FIXTURES AND EQUIPMENT. Furniture, fixtures and equipment are recorded at cost. Depreciation expense is computed using accelerated methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the life of the related asset or the life of the lease.

                                                             51
    LONG-LIVED ASSETS. The Company reviews its long-lived assets, including furniture, fixtures and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, and has concluded no financial statement adjustment is required.

    DEFERRED REVENUE. Deferred revenue consists of billings in excess of recognized revenue relating to permanent placements during the refundable guarantee period that the Company provides and estimated losses during the replacement guarantee period. Such revenue is recognized as income upon expiration of the guarantee period.


                               F-17

    ADVERTISING COSTS. The Company expenses all advertising costs as incurred which approximated $10,500 and $14,000 for the years ended December 31, 1999 and 2000, respectively.

   CONCENTRATIONS OF CREDIT RISK. Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash investments and marketable securities. At December 31, 2000, the Company's cash investments are held at primarily one financial institution. In addition, the Company's marketable securities were sold during the year ended December 31, 2000. At December 31, 1999 such securities were stated at fair value based on quoted market prices.

   RECENT ACCOUNTING PRONOUNCEMENTS. In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting requirements for derivative financial instruments and hedging activities. SFAS No. 133, as amended by SFAS Nos. 137 and 138 is effective for fiscal years beginning after June 15, 2000. As of December 31, 2000 the Company held no derivative instruments. As a result, adoption of this pronouncement will not have a material impact on the Company's financial position, results from operations and cash flows.


NOTE B- LINE-OF-CREDIT (REVOLVING CREDIT)

    The Company has a credit facility, which provides a revolving line of credit of up to $40,000, which is available to fund the Company's general business and working capital needs. The facility bears variable interest of Prime plus 3% (12.5% at December 31, 2000) and has no stated maturity date.

    The Company had outstanding borrowings on the line of credit aggregating $32,655 as of December 31, 2000. Minimum monthly payments are generally equal to accrued interest. The outstanding balance has been classified as long-term in the accompanying balance sheet. The credit facility is personally guaranteed by the Company's owner and president.


                                                             52
NOTE C--COMMITMENTS

    Rental expense, primarily for office premises and equipment, approximated $25,000 for each of the years ended December 31, 1999 and 2000. The approximate minimum rental commitments for 2001 and thereafter under non-cancelable operating leases in effect at December 31, 2000, were as follows:



2001....................................................  $26,000
2002....................................................  $26,000
2003....................................................  $19,000
2004....................................................  $  -
2005....................................................  $  -
Thereafter..............................................  $  -


 NOTE D-SUBSEQUENT EVENT

    On February 1, 2001, the Company consummated an agreement to sell substantially all assets of the Company to E-Myth, LLC for consideration comprised of the assumption of liabilities approximating $61,000. The agreement provides for adjustments to the consideration paid based on future revenues generated by the business. The accompanying financial statements do not include any effects of this transaction.
*******************

                              F-18
------------------------------------------------------------------



    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO
MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN ORMADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES INWHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATEANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OFANY TIME SUBSEQUENT TO ITS DATE.

                    ------------------------








                                                             53
                        TABLE OF CONTENTS


                                                              PAGE
                                                              ----

PROSPECTUS SUMMARY..........................................    6

USE OF PROCEEDS.............................................   14

DIVIDEND POLICY.............................................   15

DILUTION....................................................   15

MANAGEMENT'S PLAN OF OPERATION..............................   17

BUSINESS....................................................   20

MANAGEMENT..................................................   24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
  OWNERS AND MANAGEMENT.....................................   27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............   28

DESCRIPTION OF CAPITAL STOCK................................   29

TERMS OF THE OFFERING.......................................   31

SHARES ELIGIBLE FOR FUTURE SALE.............................   32

INTEREST OF NAMED EXPERT AND COUNSEL........................   33

INDEX TO FINANCIAL STATEMENTS...............................  F-1







                              120,000 shares

                        NATIONAL HEADHUNTERS, INC.

                               COMMON STOCK
                        (PAR VALUE $0.001 PER SHARE)

------------------------------------------------------------------

                                PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 5 of Chapter 208 of the Laws of 1997 of the State of Nevada permitsindemnification by a corporation of certain officers, directors, employees andagents. Consistent therewith, Article III of the Registrant's Bylaws contain a provision that indemnifies directors for all liabilities accruing to him or her because of their status as a director except were their alleged acts may be classified as fraud. This provision effectively relieves the director of liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as a breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of law. This provision does not limit or eliminate the rights of the Company or any

                                                             54
shareholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's fiduciary duty. This provision will not alter a director's liability under federal securities laws.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following represents the Registrant's estimate of expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee, all amounts are estimates.




                                                        ESTIMATED
                  TYPE OF EXPENSE                        AMOUNT
-----------------------------------------------------  -----------

Securities and Exchange Commission Registration Fee..   $      60
Transfer Agent Fees and Expenses.....................       1,000
Legal Fees and Expenses..............................         500
Accounting Fees and Expenses.........................       6,050
Printing and Engraving Expenses......................       1,500
Miscellaneous........................................         890
                                                       -----------

Total................................................   $  10,000
                                                      ============



ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

    In reliance upon Section 4(2) of the Securities Act of 1933
(the "SecuritiesAct"), the Company accepted subscription agreements, dated as of February 1, 2001, from SMR Investment Fund, LLC and P&S Investment Management, Inc. representing inthe aggregate 100,000 shares of common stock for cash consideration.

    There were no offerees other than the foregoing investors. Each of the offerees in these transactions were given complete and unfettered access to the Company's books and records. The Company further determined that each offeree had knowledge and experience in financial and business matters that he, she or it was capable of evaluating the merits and risks of the investment.

                              II-1

ITEM 27.  EXHIBITS






                                                             55
EXHIBIT
NUMBER DESCRIPTION
------ -----------------------------------------------------------
  2.01 Acquisition Agreement dated as of February 1, 2001, by and between the Blair Consulting Group, Inc. and E-Myth, LLC

  3.01 Articles of Incorporation of Company

  3.02 Amendment to Articles of Incorporation of Company

  3.03 Bylaws of Company

  4.01 Form of Common Stock Certificate

  4.02 Form of subscription agreement

  5.01 Form of Opinion re legality

 10.01 Shared Services Agreement, dated as of February 1, 2001, by and between the Company and E-Myth, LLC

 10.02 Promissory Note Payable Agreement, dated June 1, 2001, by and between the Company and Re-Lock Properties, LLC

 10.03 Promissory Note Payable Agreement, dated June 1, 2001, by and between the Company and Scot Renkemeyer

 10.04 Promissory Note Payable Agreement, dated June 1, 2001, by and between the Company and Linda Manley

 10.05 Promissory Note Payable Agreement, dated June 1, 2001, by and between the Company and Kevin Tubbesing

 10.06 Promissory Note Payable Agreement, dated June 1, 2001, by and between the Company and Robert Daniel

 10.07 Promissory Note Payable Agreement, dated June 1, 2001, by and between the Company and John Snellings

 10.08 Promissory Note Payable Agreement, dated June 1, 2001, by and between the Company and Lee Daniel

 10.09 Promissory Note Payable Agreement, dated June 1, 2001, by and between the Company and Michael Blair

 10.10 Promissory Note Receivable Agreement, dated June 1, 2001, by and between the Company and E-Myth, LLC

 21.01 Subsidiaries of the Company

 23.01 Consent of the Law Office of Mark A. Reiter, LLC (included in Exhibit 5.01)

 23.02 Consent of Pickett & Chaney LLP

 27.01 Financial Data Schedule

------------------------



                                                            56
                              II-2
ITEM 28.  UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of theRegistrant pursuant to the foregoing provisions, or otherwise, the Registrant Believes that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or
    497(h) under   the Securities Act shall be deemed to be part of
    this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the at that offering of such securities time shall be deemed to be the initial bona fide offering thereof.

        (3) For the purposes of Rule 415 under the Securities
    Act of 1933, the Registrant shall

           i. during any period in which it offers or sells securities, file apost-effective amendment to this registration statement to:

               (1) include any prospectus required by Section
           10(a)(3) of theSecurities Act;

               (2) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and,

               (3) include any additional or changed material information on the plan of distribution;

                                                            57
           ii. for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and,

           iii. file a post-effective amendment to remove from registration any of the securities that remain unsold at theend of the offering.

                               II-3




                           SIGNATURES


    In accordance with the requirements of the Securities Act of 1933, theRegistrant certifies that it has reasonable grounds to believe that it meets allof the requirements for filing on Form SB-2 and authorized this registrationstatement to be signed on its behalf by the undersigned, in the City ofLenexa, State of Kansas, on July 30, 2001.




                                NATIONAL HEADHUNTERS, INC.

                                By:           /s/ CARY DANIEL
                                     -----------------------------
                                        Cary Daniel, President
                                     (PRINCIPAL EXECUTIVE OFFICER)


    In accordance with the requirements of the Securities Act of 1933, thisRegistration Statement has been signed by the following persons in the capacities and on the dates indicated.


       NAME                     TITLE                  DATE
------------------------  ----------------------  ----------------

                          President and Chairman
   /s/ CARY DANIEL             of the Board
------------------------  (Principal Executive     July 30, 2001
     Cary Daniel             Officer)


  /s/ JAMES WINDMILLER    Chief Financial Officer,
------------------------   Director and Secretary  July 30, 2001
    James Windmiller      (Principal Financial
                              Officer)

                                 II-4



                                                             58
                        INDEX TO EXHIBITS




EXHIBIT
NUMBER                                DESCRIPTION
------ -----------------------------------------------------------
  2.01 Acquisition Agreement dated as of February 1, 2001, by and between the Blair Consulting Group, Inc. and E-Myth, LLC

  3.01 Articles of Incorporation of Company

  3.02 Amendment to Articles of Incorporation of Company

  3.03 Bylaws of Company

  4.01 Form of Common Stock Certificate

  4.02 Form of subscription agreement

  5.01 Form of Opinion re legality

 10.01 Shared Services Agreement, dated as of February 1, 2001, by and between the Company and E-Myth, LLC

 10.02 Promissory Note Payable Agreement, dated June 1, 2001, by and between the Company and Re-Lock Properties, LLC

 10.03 Promissory Note Payable Agreement, dated June 1, 2001, by and between the Company and Scot Renkemeyer

 10.04 Promissory Note Payable Agreement, dated June 1, 2001, by and between the Company and Linda Manley

 10.05 Promissory Note Payable Agreement, dated June 1, 2001, by and between the Company and Kevin Tubbesing

 10.06 Promissory Note Payable Agreement, dated June 1, 2001, by and between the Company and Robert Daniel

 10.07 Promissory Note Payable Agreement, dated June 1, 2001, by and between the Company and John Snellings

 10.08 Promissory Note Payable Agreement, dated June 1, 2001, by and between the Company and Lee Daniel

 10.09 Promissory Note Payable Agreement, dated June 1, 2001, by and between the Company and Michael Blair

 10.10 Promissory Note Receivable Agreement, dated June 1, 2001, by and between the Company and E-Myth, LLC

 21.01 Subsidiaries of the Company

                                                             59
 23.01 Consent of the Law Office of Mark A. Reiter, LLC
         (included in Exhibit 5.01)

 23.02 Consent of Pickett & Chaney LLP

 27.01 Financial Data Schedule



                               II-5
            EXHIBIT 2.01

                          TERM SHEET
                        Acquisition of
                  Blair Consulting Group, Inc.


?	Buyer:	E-Myth, LLC, or its assigns

?	Seller:	Blair Consulting Group, Inc.

?	Assets Purchased / Liabilities Assumed:

o	100% of accounts receivables;
o	100% of the tangible assets (including, but not limited to
approximately 13 desks, 2 telephone systems, computer equipment, scanner, printer, fax, fax/copier machine, and file cabinets;

o	Intangible assets (including goodwill, name, software,
workforce, hardcopy database of files, softcopy database of files, etc.);
o	Assume Commissions Payable to the extent of $800;
o	Seller shall provide a current list of accounts payable;
o	Reimburse Seller for lease liabilities to the extent of the
lesser of (a) the amount of future lease payments that become due after the closing date, or (b) Twelve Thousand Dollars ($12,000.00);

?	Credit Line:

Buyer shall reimburse Seller for the interest expense that accrues periodically on the principal portion of Seller's line of credit, up to $39,000 of such principal, that Seller has outstanding at the closing date. However, Buyer may discontinue such reimbursements for interest payments if Seller decides to exit the business without first producing enoughrevenue to pay off such debt under the commission terms described below;

Further, Buyer shall reimburse Seller $6,500.00 for principal payments made toward such credit line, up to a maximum of $39,000.00, for every $65,000.00 of permanent placement fees generated by Seller's business under the terms described below, to be paid at the time such permanent placement fees are collected by Buyer;

The maximum reimbursement toward the principal portion of the credit line to be reimbursed described in the previous paragraph

                                                            60
(i.e. $39,000.00) shall be reduced by one dollar for every dollar that the accounts receivables collected by the Buyer are less than $17,000.00 at the date of closing, or the difference shall be made up in cash;

?	Transaction Type:	Asset Sale

?	Commission Agreement:	Mike Blair ("Blair") shall receive
from Buyer, as compensation for future services, 60% of the gross fees generated from permanent placements made personally by Blair, plus 20% of the gross fees generated from permanent placements made by the sales people managed by Blair. In the event that Blair does not earn a minimum of $3,500 per month from such commissions, Blair shall be paid by Buyer $3,500.00 per month as a draw against future commissions. Blair shall be paid such compensation on a semi-monthly basis.

?	Closing:	February 1, 2001.

?	Term:	This Terms Sheet shall become null and invalid if not
executed by both parties on or before 5:00 PM on February 1, 2001.
If Buyer and Seller cannot reach an agreement on a budget within 2 business days of closing this Terms Sheet shall become null and invalid.

By signing below, the undersigned parties agree to be bound by the terms described herein.


E-Myth, LLC                         Blair Consulting Group, Inc.
By: Cary Daniel			      By:  Mike Blair



/s/ Cary Daniel	                  /s/  Mike Blair
------------------------            ------------------------------



Exhibit 3.01

                 ARTICLES OF INCORPORATION
                           OF
                 NATIONAL HEADHUNTERS, INC.



1.	The name of the Corporation shall be National Headhunters, Inc.


2.	The registered agent of this Corporation shall be as follows:


Acorn Corporate Services, Inc.
3885 South Decatur Blvd.
Las Vegas, Nevada 89103


                                                             61
3.	The number of shares in which this Corporation shall be
authorized to issue shall be 200,000 shares of common stock, with a par value of $.001 per share.


4.	The first Board of Directors of this Corporation shall
consist of two members whose names and addresses are as follows:


Cary Daniel                   James Windmiller
8614 Quivira                  8614 Quivira
Lenexa, Kansas 66215          Lenexa, Kansas 66215


5.	The name and address of the incorporator of this Corporation shall be as follows:

Acorn Corporate Services, Inc.
3885 South Decatur Blvd.
Las Vegas, Nevada 89103


/s/ J. Scott Scheverman, President on behalf of
-----------------------------------------------
Acorn Corporate Services, Inc. Incorporator

By:  J. Scott Scheverman, President
-----------------------------------

I, Acorn Corporate Services, Inc. hereby accept aappointment as
Resident Agent for the above named Corporation.


/s/ J. Scott Scheverman, President             May 30, 2001
-----------------------------------            ------------
Signature of Registered Agent
On behalf of
Acorn Corporate Services, Inc.



Exhibit 3.02

                       AMENDMENT TO
                ARTICLES OF INCORPORATION
                           OF
                NATIONAL HEADHUNTERS, INC.


Paragraph 3 of the Articles of Incorporation shall be amended as follows:

3.	The number of shares in which this corporation shall be
authorized to issue shall be 3,000,000 shares of common stock, with a par value of $.001 per share.


/s/ Cary Daniel
-----------------
Cary Daniel, Director, President


/s/ James Windmiller
--------------------
James Windmiller, Director, Secretary



Exhibit 3.03

                               BY-LAWS
                                 OF
                      NATIONAL HEADHUNTERS, INC.


The principal office of the corporation in the State of Kansas shall be located in the City of Lenexa, County of Johnson. The corporation may have other such offices, either within or without the state of incorporation as the board of directors may designate or as the business of the corporation may from time to time require.

                       ARTICLE II - STOCKHOLDERS

1.  ANNUAL MEETING.

The annual meeting of the stockholders shall be held on the 1st day of June in each year, beginning with the year 2002, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2.  SPECIAL MEETINGS.

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall be called by the president at the request of the stockholders of not less than sixty percent of all the outstanding shares of the corporation entitled to vote at the meeting.

3. PLACE OF MEETING

The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors. A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

                                                            63
4.  NOTICE OF MEETING.

Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less that ten no more than twenty days before the date of the meeting either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his/her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

For the purpose of determining stockholders entitled to notice of or vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer book shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least five days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than thirty days and, in case of a meeting of stockholders, not less than ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such a dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6.  VOTING LISTS.

The officer or agent having charge of the stock transfer books for shares of the corporation shall make a complete list of the shareholders, prior to such meeting or any adjournment thereof. Such a list shall be arranged I alphabetical order with the address of and the number of shares held by each shareholder.
This list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who the shareholders are, that are entitled to examine such list or transfer books or to vote at the Meeting of Shareholders.

                                                            64
7.  QUORUM.

At any meeting of stockholders, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.
If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

8.  PROXIES.

At all meetings of stock holders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

9. VOTING.

Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these By-laws shall be entitled to one vote, in person or y proxy, for each share of stock entitled to vote held by such stockholders. Upon the demand of any stockholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.

10.  ORDER OF BUSINESS.

The Order of business at all meetings of the stockholders, shall be as follows:

1.	Roll Call.
2.	Proof of notice of meeting or waiver of notice.
3.	Reading of minutes of preceding meeting.
4.	Reports of Officers.
5.	Reports of Committees.
6.	Election of Directors.
7.	Unfinished.
8.	New Business.

11.  INFORMAL ACTION BY STOCKHOLDERS

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with

                                                             65
respect to the subject matter thereof.

              ARTICLE III - BOARD OF DIRECTORS

1.  GENERAL POWERS.

The business and affairs of the corporation shall be managed by its board of directors. The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these By-laws and the laws of this State.

2.  NUMBER, TENURE AND QUALIFICATIONS.

The number of directors of the corporation shall be two. Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified. The number of directors may be increased or diminished from time to time by stockholders but shall never be less than one.

3.  REGULAR MEETINGS.

A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.  SPECIAL MEETINGS.

Special meetings of the directors may be called by or at the request of the president or any one director. The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5.  NOTICE.

Notice of any special meeting shall be given at least ten days previously thereto by written notice delivered personally, or by telegram or mailed to each director at his business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram company. The attendance of the director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

6.  QUORUM

At any meeting of the directors, two shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

                                                             66
7.  MANNER OF ACTING.

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8.  NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in the board for any reason except the removal of directors without cause, may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the stockholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

9.  REMOVAL OF DIRECTORS.

Any or all of the directors may be removed for cause by vote of the stockholders or by action by the board. Directors may be removed without cause only by vote of the stockholders.

10.  RESIGNATION.

A director may resign at any time by giving written notice to the board, the president or the secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11.  COMPENSATION.

No compensation shall be paid to directors, as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

12.  PRESUMPTION OF ASSENT.

A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


                                                             67
13.  EXECUTIVE AND OTHER COMMITTEES.

The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the board.

14.  INDEMNIFICATION OF DIRECTORS.

The corporation shall indemnify the directors for all liabilities accruing to them because of their status as directors except where their acts may be classified as fraud. In addition thereto, directors are hereby authorized to rely upon all corporate records in carrying out their duties as directors.

                     ARTICLE IV - OFFICERS

1.  NUMBER.

The officers of the corporation shall be a president, a secretary and a treasurer, each of whom shall be elected by the directors.
Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

2.  ELECTION AND TERM OF OFFICE.

The officers of the corporation to be elected by the directors shall be elected annually at the first meeting of the directors held after each annual meeting of the stockholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

3.  REMOVAL.

Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.  VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by appointment by the directors for the unexpired portion of the term.

5.  PRESIDENT.

The president shall be the principal executive officer of the corporation and, subject to the control of the directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the stockholders and of the directors. He may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the

                                                              68
directors or by these By-laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the directors from time to time.

6.  SECRETARY

In the absence of the president or in event of his death, inability or refusal to act, the secretary shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The secretary shall keep the minutes of the stockholders' and directors' meetings in one or more books, see that all notices are duly given in accordance with the provisions of these By-laws or as required, be custodian of the corporate records and of the seal of the corporation and keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder, have general charge of the stock transfer books of the corporation and in general perform all duties incident to the office of the secretary and such other duties as from time to time may be assigned to him by the president or by the directors.

7.  TREASURER.

If required by the directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with these By-laws and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the directors.

8.	SALARIES.

The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

1.  CONTRACTS.

The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to a specific instance.

2.  LOANS.

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may

                                                           69
be general or confined to a specific instance.

3.  CHECKS, DRAFTS, ETC.

All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issues in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

4.  DEPOSITS.

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the directors may select.

     ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.  CERTIFICATES FOR SHARES.

Certificates representing shares of the corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation as the directors may prescribe.

2.  TRANSFER OF SHARES.

(a)	Upon surrender to the corporation or the transfer agent of
the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the surrendered certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.
(b)	The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of this state.

                   ARTICLE VII - FISCAL YEAR

The fiscal year of the corporation shall begin on the 1st day of January each year.

                                                              70
                   ARTICLE VIII - DIVIDENDS

The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                      ARTICLE IX - SEAL

The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation, the state of incorporation, year of incorporation and the words, "Corporate Seal."

                 ARTICLE X - WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these By-laws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                   ARTICLE XI - AMENDMENTS

These By-laws may be altered, amended or repealed and new By-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders meeting or at any special stockholders meeting when the proposed amendment has been set out in the notice of such meeting.

                 ARTICLE XII - MISCELLANEOUS

Unless, and to the extent prohibited by law, the provisions contained in Sections 78.378 to 78.3793 of the Nevada General Corporation Law, relating to the inability of an "acquiring person", as defined under such Sections, who acquires a "controlling interest", as defined in such Sections, to exercise voting rights on any "controlled shares", as defined in such Sections, unless such voting rights are conferred by a majority vote of the disinterested shareholders of the corporation, shall not apply to the corporation. As such, an acquirer of a controlling interest in the corporation may vote the shares acquired, without obtaining consent from the disinterested shareholders.

Unless, and to the extent prohibited by law, the provisions contained in Sections 78.411 to 78.444 of the Nevada General Corporation Law, relating to the inability of a "resident domestic corporation", as defined by such Sections, from engaging in a combination with an "interested shareholder", as defined by such Sections, for three years following the interested shareholder's date of acquiring the shares causing such shareholder to become an interested shareholder, without the prior consent of the board of directors of such corporation, shall not apply to the corporation.

                                                            71
DATED, this 1st day of February 2001.


CERTIFIED TO BE THE BY-LAWS OF:

NATIONAL HEADHUNTERS, INC.

/s/ James Windmiller
____________________________
SECRETARY







             EXHIBIT 4.01



                  INCORPORATED UNDER THE LAWS OF THE
                            STATE OF NEVADA
CERTIFICATE
NUMBER  ______                                     ______  SHARES

                     NATIONAL HEADHUNTERS, INC.
           ---------------------------------------------

THIS CORPORATION IS AUTHORIZED TO ISSUE 3,000,000 COMMON SHARES:
PAR VALUE $.001 EACH


     THIS CERTIFIES THAT        is the owner of       Shares of the
Common Shares, fully paid and non-assessable shares of the above Corporation transferable only on the Books of the Corporation by the holder hereof in person or by duly authorized Attorney on surrender of this Certificate properly endorsed.



WITNESS, the seal of the Corporation and the signatures of its duly authorized officers


------------------------            ----------------------------
Cary Daniel, President              James Windmiller, Secretary


DATED,  ---------------

                    ASSIGNMENT or SURRENDER

    For Value Received, ______ hereby sell, assign and transfer unto

-------------------------------------------------------------------
                                                                   72
Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
-------------------------------------------------------------------
to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

     Dated this ______ day of _________________, ________.

In presence of

___________________________          ____________________________

------------------------------------------------------------------


         EXHIBIT 4.02




                         SUBSCRIPTION AGREEMENT

                                                July ___, 2001

National Headhunters, Inc.
8414 Quivira
Lenexa, Kansas 66215

Ladies and Gentlemen:

     The undersigned hereby applies to National Headhunters, Inc., a Nevadacorporation (the "Corporation") to purchase ____________ shares (the "Shares")of the Corporation's common stock, par value $.001 per share (the "CommonStock") at a purchase price of $2.00 per share, or an aggregate purchase price of $__________, such purchase price and Shares to be delivered upon theexecution and delivery hereof.

1.   Representations and Warranties of the Undersigned.

     The undersigned hereby represents and warrants to the Corporation as follows:

     a. The undersigned has received and read and understands this Subscription Agreement as well as the Corporation's Prospectus dated _____________ (the "Prospectus"). The undersigned's domicile is in the State of _______________, and the undersigned or its signatory is over 18 years of age.

     b. No representations or warranties have been made to the undersigned by the Corporation or any agent of the Corporation, other than as setforth herein or in the Prospectus.

     c.   The undersigned has full power and authority to make the
                                                                  73
          representations referred to in this Subscription Agreement, to executeand deliver this Agreement and to purchase the Shares.

     d. The undersigned's authorization, execution, delivery, and performance of this Agreement do not conflict with any otheragreement or arrangement to which the undersigned is a party or by which theundersigned is bound.

     e. The undersigned is aware of the Corporation's business affairs andfinancial condition, including the fact that the Corporation has onlya limited financial and operating hashistory and the undersigned acquired sufficient information about the Corporation to reach aninformed and knowledgeable decision to in the acquire an interest Corporation.

     f.   The undersigned acknowledges that this Subscription
          Agreement may beaccepted or rejected, in whole or in part, by the Corporation in its sole discretion, and that the subscription proceeds will be returnedto the undersigned upon any such rejection.

     g. The undersigned hereby agrees to indemnify and hold harmless the Corporation and each director, officer or employee thereof from and against any and all loss, damage or liability due to or arising out of a breach of any of of the the foregoing representations and warranties undersigned.

2.   Survival of Agreements, Representations and Warranties, Etc.

     All agreements, representations and warranties contained herein or made in writing by or on behalf of the Corporation in connection with the transactions contemplated by this Subscription Agreement shall survive the execution and delivery of this Subscription Agreement, any investigation at any time made by the undersigned or on the undersigned's behalf, and the sale and purchase of the Shares and payment therefor.

3.   Miscellaneous.

     This Subscription Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one agreement. Neither this Subscription Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only with the written consent of the undersigned and the Corporation. This Subscription Agreement shall be governed by and construed under the laws of the State of Nevada (without giving effect to any conflict of laws provisions). This Subscription Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof.





                                                            74
       [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]





            THE INDIVIDUAL INVESTOR SIGNATURE PAGE

    FOR NATIONAL HEADHUNTERS, INC. SUBSCRIPTION AGREEMENT

                                     Date:_________________, 2001




 Number of Shares                       Amount of
 Subscribed for:________                Subscription: $ __________


_________________________________   ______________________________
 Name of Individual                     Social Security No.


_________________________________   ______________________________
 Street Address                             Date of Birth


_________________________________   _____________  _______________
 City       State       Zip Code     Home Phone    Business Phone


       Manner in which Shares are to be held (check one):

/ /  Individual Ownership         / /  Community Property
/ /  Tenants-in-Common            / /  Separate Property
/ /  Joint Tenant with Right      / /  Other (please specify) ___
       of Survivorship



                                   ______________________________
                                             Signature


     Accepted this ___ day of __________, 2001.

                    NATIONAL HEADHUNTERS, INC.



                                  By: ___________________________








                                                            75
                   THE ENTITY SIGNATURE PAGE

   FOR NATIONAL HEADHUNTERS, INC. SUBSCRIPTION AGREEMENT

                                       Date:_______________, 2001


 Number of Shares                        Amount of
 Subscribed for:________                 Subscription: $ ________


_________________________________   ______________________________
 Name of Corporation or Entity      Federal Tax Identification No.


_________________________________   ______________________________
 Address                            State of Incorporation or
                                         Formation

_________________________________   _____________   ______________
 City       State        Zip Code      Phone             Fax


     Manner in which Shares are to be held (check one):

/ / Partnership               / /   Limited Liability Company
/ / Corporation               / /   Limited Liability Partnership
/ / Trust                     / /   Other (please specify) _______


                               ___________________________________
                                 Signature

                               ___________________________________
                                 Title



     Accepted this ___ day of __________, 2001.


                     NATIONAL HEADHUNTERS, INC.



                              By: ________________________________

EXHIBIT 5.01



OPINION OF THE LAW OFFICE OF MARK A. REITER, LLC







                                                           76
      [LETTERHEAD OF THE LAW OFFICE OF MARK A. REITER, LLC]


                                                     July 28, 2001
Board of Directors of
National Headhunters, Inc.
8614 Quivira
Lenexa, Kansas 66215

Ladies and Gentlemen:

     My office has acted as counsel to National Headhunters, Inc.
a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act") of the issuance of one hundred and twenty thousand (120,000) shares of the Company's common stock, $.001 par value per share (the "Common Stock").

     This opinion is delivered to you in accordance with the requirements of Item 601(b)(5)of Regulation SB under the 1933 Act in connection with the Registration Statement on Form SB-2 including all pre-effective and post-effective amendments thereto (the "Registration Statement") for the resale of the Common Stock, filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

     In rendering the opinions set forth herein, I have relied upon the Subscription Agreement, the statements of the Board of Directors of the Company relating to the issuance of the Common Stock, and such records, agreements, instruments and other documents as I have deemed relevant and necessary in connection with the opinions expressed herein. I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents or to verify the adequacy or accuracy of same.

     In such review and examination, I have assumed the genuineness of all signatures on original documents, the authenticity, accuracy and completeness of all documents submitted to my office as originals, the legal capacity of natural persons and the conformity with original documents submitted to this office as copies. As to all questions of fact material to this opinion that have not been independently established, I have relied upon statements or certificates of officers or representatives of the Company.

     Based upon the foregoing, I am of the opinion that once the Board of Directors and the stockholders of the Company have taken all necessary corporate action to approve and authorize the issuance of the Common Stock, and upon payment and delivery in accordance with the applicable subscription agreement approved by the Board of Directors, all shares of Common Stock will be legally issued, fully paid and non-assessable.

     Furthermore, I am a member of the Bars of the States of Missouri and Kansas and I do not express any opinion herein concerning any law other than the Nevada General Corporation Law.


     I hereby consent to the filing of this opinion letter as an exhibit to theRegistration Statement and to the reference to this office under the caption "Interests of Named Experts and Counsel" in the Prospectus which is part of the Registration Statement. In giving
                                                              77
such consent, I do not thereby admit that this office is in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

                                  Very truly yours,

                                  /s/ Mark A. Reiter
                                  LAW OFFICE OF MARK A. REITER, LLC










             EXHIBIT 10.01


SHARED SERVICES AGREEMENT

	February 1, 2001


This shared services agreement is by and between the following limited liability companies:


E-Myth, LLC
8616 Quivira
Lenexa, Kansas 66215

Blair Consulting Group, LLC
8616 Quivira
Lenexa, Kansas  66215

	This agreement sets out the terms and conditions under which E-Myth, LLC, a limited liability company organized and existing under the laws of the State of Kansas (the "Provider) will perform certain shared services for Blair Consulting Group, LLC ("Blair") including the following services:

	Accounting and bookkeeping services (including monthly financial statements, payroll, accounts payable and accounts receivable management and overall financial services)
	E-Myth shall perform cash management services including the payment of Blair bills and collection of receivables. E-Myth will utilize its corporate cash account for payments and collections related to Blair and will charge/pay Blair the net cash usage/receipts on a monthly basis.
	Provide office space sufficient to accommodate Blair's recruiting and permanent placement services.
	Executive management services including the Chief Executive officer.

                                                             78
	Blair shall pay a total of Two thousand seven hundred fifty dollars ($2,750) per month to E-Myth, LLC for the services described above. In addition, Blair will pay its proportionate share of certain overhead costs including utilities, telephone and maintenance costs as determined and agreed between the parties. In addition, Blair will pay to E-Myth 5% of collections of Accounts Receivable.

	This agreement shall be effective the date hereof and shall continue in full force and effect until either party elects to terminate upon thirty (30) days written notice.

	Both parties each agree that they will keep the terms of this agreement and any information (financial, operational or otherwise) it obtains strictly confidential, and will not discuss any aspect of each others operations or the subject matter hereof., or

	 No amendments or modifications of this agreement shall be effective without a written agreement signed by all parties. No waiver of any provision of this agreement shall be effective without a written waiver signed by an authorized officer of the party making such waiver.

	This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Kansas without regard to principles of conflict of laws.

	Except as otherwise provided herein, all notices, requests, and demands to or on the respective parties hereto to be effective shall be transmitted in writing by hand delivery, by first class certified or registered mail, or by overnight courier service, addressed to such party at the address for such person set forth in the first paragraph of this Agreement or at such other address as may be submitted subsequently by written notice of either party. Notice given pursuant to this paragraph shall be deemed effective on receipt.

	This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns, provided that neither party may assign, delegate, or subcontract their rights, duties, and obligations hereunder without the prior written approval of other party.

	In the event that any one or more of the provisions contained in this agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions in this letter agreement. This agreement embodies the entire agreement and understanding between the parties hereto and supersedes all other agreements and understandings relating to the subject matter hereof. One or more of the parties on any number of separate counterparts may execute this agreement and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


                                                             79
	ACCEPTED AND AGREED TO as of February 1, 2001:


/s/ Cary Daniel                    /s/ James Windmiller
_______________                _____________________
E-Myth, LLC                    Blair Consulting Group, LLC




      EXHIBIT 10.02



                      PROMISSORY NOTE-BALLOON

NOTE AMOUNT: $105,000                          DATE: June 1, 2001


FOR VALUE AND CONSIDERATIONS RECEIVED, I(We)the undersigned,
Blair Consulting Group, LLC., (Borrower) individually guarantee to pay to RE-LOCK Properties, LLC (Lender), the total sum of one hundred ten thousand two hundred fifty dollars and no cents ($110,250), which includes an interest payment of five thousand two hundred fifty dollars ($5,250) and the principal payment of one hundred five thousand dollars ($105,000). Such interest payment has been calculated at the rate of
ten percent (10%) per year.   The interest portion is only payable if
the note is outstanding six months from the date of the note.

A single payment (balloon payment) of one hundred five thousand dollars ($105,000) plus five thousand two hundred fifty dollars ($5,250), if applicable, shall be due and payable on January 1, 2002. This note may be prepaid in whole or in part at any time without premium or penalty.

The Borrower(s) agrees to pay all costs and expenses, including but not limited to all reasonable attorney fees, for collection of this
Note in an event of default.

Each maker, surety, guarantor and endorser of this note waives presentment, notice and protest, all suretyship defenses and agrees to all extensions, renewals, or releases, discharge or exchange of any other party or collateral without notice.


                            BLAIR CONSULTING GROUP, LLC (BORROWER)


                            BY: /S/ Cary Daniel
                            ------------------------
                            Cary Daniel, President

  EXHIBIT 10.03







                                                             80
                      PROMISSORY NOTE-BALLOON

NOTE AMOUNT: $50,000                           DATE: June 1, 2001


FOR VALUE AND CONSIDERATIONS RECEIVED, I(We)the undersigned,
Blair Consulting Group, LLC., (Borrower) individually guarantee to pay to Scot Renkemeyer (Lender), the total sum of fifty-two thousand five hundred dollars and no cents ($52,500), which includes an interest payment of two thousand five hundred dollars ($2,500) and the principal payment of fifty thousand dollars ($50,000). Such interest payment has been calculated at the rate of ten percent
(10%) per year.   The interest portion is only payable if the note
is outstanding six months from the date of the note.

A single payment (balloon payment) of fifty thousand dollars
($50,000) plus two thousand five hundred dollars ($2,500), if applicable, shall be due and payable on January 1, 2002. This note may be prepaid in whole or in part at any time without premium or penalty.

The Borrower(s) agrees to pay all costs and expenses, including but not limited to all reasonable attorney fees, for collection of this
Note in an event of default.

Each maker, surety, guarantor and endorser of this note waives presentment, notice and protest, all suretyship defenses and agrees to all extensions, renewals, or releases, discharge or exchange of any other party or collateral without notice.


                             BLAIR CONSULTING GROUP, LLC (BORROWER)


                             BY: /S/ Cary Daniel
                             ------------------------
                             Cary Daniel, President


 EXHIBIT 10.04



                      PROMISSORY NOTE-BALLOON

NOTE AMOUNT: $25,000                           DATE: June 1, 2001


FOR VALUE AND CONSIDERATIONS RECEIVED, I(We)the undersigned, Blair Consulting Group, LLC., (Borrower) individually guarantee to pay to Linda Manley (Lender), the total sum of twenty-six thousand two hundred fifty dollars and no cents ($26,250), which includes an interest payment of one thousand two hundred fifty dollars ($1,250) and the principal payment of twenty-five thousand dollars ($25,000). Such interest payment has been calculated at the rate of
ten percent (10%) per year.   The interest portion is only payable if
the note is outstanding six months from the date of the note.

A single payment (balloon payment) of twenty-five thousand dollars ($25,000) plus one thousand two hundred fifty dollars ($1,250), if applicable, shall be due and payable on January 1, 2002. This note
                                                              81
may be prepaid in whole or in part at any time without premium or penalty.

The Borrower(s) agrees to pay all costs and expenses, including but not limited to all reasonable attorney fees, for collection of this
Note in an event of default.

Each maker, surety, guarantor and endorser of this note waives presentment, notice and protest, all suretyship defenses and agrees to all extensions, renewals, or releases, discharge or exchange of any other party or collateral without notice.


                             BLAIR CONSULTING GROUP, LLC (BORROWER)


                             BY: /S/ Cary Daniel
                             ------------------------
                             Cary Daniel, President

  EXHIBIT 10.05



                      PROMISSORY NOTE-BALLOON

NOTE AMOUNT: $10,000                           DATE: June 1, 2001


FOR VALUE AND CONSIDERATIONS RECEIVED, I(We)the undersigned, Blair Consulting Group, LLC., (Borrower) individually guarantee to pay to Kevin Tubbesing (Lender), the total sum of ten thousand five hundred dollars and no cents ($10,500), which includes an interest payment of five hundred dollars ($500) and the principal payment of ten thousand dollars ($10,000). Such interest payment has been
calculated at the rate of ten percent (10%) per year.   The interest
portion is only payable if the note is outstanding six months from the date of the note.

A single payment (balloon payment) of fifty thousand dollars
($10,000) plus five hundred dollars ($500), if applicable, shall be due and payable on January 1, 2002. This note may be prepaid in whole or in part at any time without premium or penalty.

The Borrower(s) agrees to pay all costs and expenses, including but not limited to all reasonable attorney fees, for collection of this Note in an event of default.

Each maker, surety, guarantor and endorser of this note waives presentment, notice and protest, all suretyship defenses and agrees to all extensions, renewalFormations, or releases, discharge or exchange of any other party or collateral without notice.



                                                             82
                            BLAIR CONSULTING GROUP, LLC (BORROWER)


                            BY: /S/ Cary Daniel
                            ------------------------
                            Cary Daniel, President

      EXHIBIT 10.06



                      PROMISSORY NOTE-BALLOON

NOTE AMOUNT: $5,000                             DATE: June 1, 2001


FOR VALUE AND CONSIDERATIONS RECEIVED, I(We)the undersigned, Blair Consulting Group, LLC., (Borrower) individually guarantee to pay to Robert Daniel (Lender), the total sum of five thousand two hundred fifty dollars and no cents ($5,250), which includes an interest payment of two hundred fifty dollars ($250) and the principal payment of five thousand dollars ($5,000). Such interest payment has been calculated at the rate of ten percent (10%) per year. The interest portion is only payable if the note is outstanding six months from the date of the note.

A single payment (balloon payment) of five thousand dollars ($5,000) plus two hundred fifty dollars ($250), if applicable, shall be due and payable on January 1, 2002. This note may be prepaid in whole or in part at any time without premium or penalty.

The Borrower(s) agrees to pay all costs and expenses, including but not limited to all reasonable attorney fees, for collection of this Note in an event of default.

Each maker, surety, guarantor and endorser of this note waives presentment, notice and protest, all suretyship defenses and agrees to all extensions, renewals, or releases, discharge or exchange of any other party or collateral without notice.


                            BLAIR CONSULTING GROUP, LLC (BORROWER)


                            BY: /S/ Cary Daniel
                            ------------------------
                            Cary Daniel, President

  EXHIBIT 10.07



                      PROMISSORY NOTE-BALLOON

NOTE AMOUNT: $3,000                             DATE: June 1, 2001


FOR VALUE AND CONSIDERATIONS RECEIVED, I(We)the undersigned, Blair Consulting Group, LLC., (Borrower) individually guarantee to pay to John Snellings (Lender), the total sum of three thousand one
                                                             83
hundred fifty dollars and no cents ($3,150), which includes an interest payment of one hundred fifty dollars ($150) and the principal payment of three thousand dollars ($3,000). Such interest payment has been calculated at the rate of ten percent (10%) per year. The interest portion is only payable if the note is outstanding six months from the date of the note.

A single payment (balloon payment) of three thousand dollars ($3,000) plus one hundred fifty dollars ($150), if applicable, shall be due and payable on January 1, 2002. This note may be prepaid in whole or in part at any time without premium or penalty.

The Borrower(s) agrees to pay all costs and expenses, including but not limited to all reasonable attorney fees, for collection of this
Note in an event of default.

Each maker, surety, guarantor and endorser of this note waives presentment, notice and protest, all suretyship defenses and agrees to all extensions, renewals, or releases, discharge or exchange of any other party or collateral without notice.


                            BLAIR CONSULTING GROUP, LLC (BORROWER)


                            BY: /S/ Cary Daniel
                            ------------------------
                            Cary Daniel, President


 EXHIBIT 10.08



                     PROMISSORY NOTE-BALLOON

NOTE AMOUNT: $1,000                            DATE: June 1, 2001


FOR VALUE AND CONSIDERATIONS RECEIVED, I(We)the undersigned, Blair Consulting Group, LLC., (Borrower) individually guarantee to pay to Lee Daniel (Lender), the total sum of one thousand fifty dollars and no cents ($1,050), which includes an interest payment of fifty dollars ($50) and the principal payment of one thousand dollars ($1,000). Such interest payment has been calculated at the rate
of ten percent (10%) per year.   The interest portion is only payable
if the note is outstanding six months from the date of the note.

A single payment (balloon payment) of one thousand dollars ($1,000) plus fifty dollars ($50), if applicable, shall be due and payable on January 1, 2002. This note may be prepaid in whole or in part at any time without premium or penalty.

The Borrower(s) agrees to pay all costs and expenses, including but not limited to all reasonable attorney fees, for collection of this
Note in an event of default.

                                                             84
Each maker, surety, guarantor and endorser of this note waives presentment, notice and protest, all suretyship defenses and agrees to all extensions, renewals, or releases, discharge or exchange of any other party or collateral without notice.


                             BLAIR CONSULTING GROUP, LLC (BORROWER)


                             BY: /S/ Cary Daniel
                             ------------------------
                             Cary Daniel, President

EXHIBIT 10.09



                      PROMISSORY NOTE-BALLOON

NOTE AMOUNT: $1,000                              DATE: June 1, 2001


FOR VALUE AND CONSIDERATIONS RECEIVED, I(We)the undersigned, Blair Consulting Group, LLC., (Borrower) individually guarantee to pay to Micahel Blair (Lender), the total sum of one thousand fifty dollars and no cents ($1,050), which includes an interest payment of fifty dollars ($50) and the principal payment of one thousand dollars ($1,000). Such interest payment has been calculated at the rate
of ten percent (10%) per year.   The interest portion is only
payable if the note is outstanding six months from the date of the note.

A single payment (balloon payment) of one thousand dollars ($1,000) plus fifty dollars ($50), if applicable, shall be due and payable on January 1, 2002. This note may be prepaid in whole or in part at any time without premium or penalty.

The Borrower(s) agrees to pay all costs and expenses, including but not limited to all reasonable attorney fees, for collection of this Note in an event of default.

Each maker, surety, guarantor and endorser of this note waives presentment, notice and protest, all suretyship defenses and agrees to all extensions, renewals, or releases, discharge or exchange of any other party or collateral without notice.


                             BLAIR CONSULTING GROUP, LLC (BORROWER)


                             BY: /S/ Cary Daniel
                             ------------------------
                             Cary Daniel, President



                                                            85
EXHIBIT 10.10

PROMISSORY NOTE

$200,000.00                                   Date: June 1, 2001


	1.	In exchange for value and considerations received,
E-MYTH, LLC ("Borrower") promises to pay to BLAIR CONSULTING, LLC ("Lender"), or order, in lawful money of the United States of America, the principal amount of One Hundred Seventy-Five Thousand Dollars ($200,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance.

2.	Interest on this Note shall accrue on the outstanding principal balance at a rate of equal to eight percent (10%), per annum.
Monthly Compounding is used in computing interest on this Note. Borrower will pay Lender at Lender's address or at such other place as Lender may designate in writing. Unless otherwise agreed in writing by both Lender and Borrower or as required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges. The Borrower shall pay the outstanding principal and interest to the Lender no later than January 1, 2002.

	3.	Borrower may pay without penalty all or a portion of
the amount owed earlier than it is due. They will reduce first the interest, and then the principal balance due.

	4.	The terms of this Promissory Note may be amended by
written consent of both parties to this agreement.

	5.	(a)  Borrower will be in default if any of the following
occurs:  (I) Borrower fails to make payment prior to January 1, 2002;
(ii) Borrower defaults in any promise Borrower has made to Lender in connection with this Note, or Borrower fails to perform promptly at the time and strictly in the manner provided in this Note or any agreement or document related to this Note after fifteen (15) days written notice to cure; (iii) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf in connection with this Note is false or misleading in any material respect; (iv) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws.

	6.	Upon default, Lender at its sole discretion may declare
the entire unpaid principal balance on this Note and all accrued unpaid interest due within 15 days of notice of such default, and then Borrower will pay that amount. Subject to any limits under applicable law, Borrower shall be responsible for, in the event of default, Lender's reasonable attorneys' fees which may now or hereafter be permitted by law and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by
                                                              86
applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the State of Kansas. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of the State of Kansas. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. This Note shall be governed by and construed in accordance with the laws of the State of Kansas.

	7.	Lender may delay or forego enforcing any of its rights
or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.


PRIOR TO SIGNING THIS NOTE, BORROWER HAS READ AND UNDERSTOOD ALL
THE PROVISION OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.




BORROWER:                             LENDER:
E-Myth, LLC 	                    Blair Consulting, LLC



/s/ Cary Daniel, President           /s/ James Windmiller, VP, CFO
______________________________	 _____________________________




EXHIBIT 21.01

                 SUBSIDIARIES OF REGISTRANT


BLAIR CONSULTING GROUP, LLC, - a Limited Liability Company organized under the laws of the State of Kansas. The Registrant owns an 80% membership interest in this subsidiary.



 EXHIBIT 23.02



                                                             87
               INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of National Headhunters, Inc. on Form SB-2 of our report dated July 20, 2001 (which report expresses an unqualified opinion and includes an emphasis paragraph relating to the raising of capital) on the consolidated financial statements of National Headhunters, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the use in this Registration Statement of National Headhunters, Inc. on Form SB-2 of our report dated June 22, 2001 (which report expresses an unqualified opinion and includes an emphasis paragraph relating to the acquisition of Blair Consulting Group, Inc.) on the financial statements of Blair Consulting Group, Inc. appearing in the Prospectus, which is part of this Registration Statement.


                                        /s/ PICKETT & CHANEY LLP

Lenexa, Kansas
July 30, 2001







EXHIBIT 27.1

TYPE EX-27.1
SEQUENCE 11
DESCRIPTION EXHIBIT 27.1
TEXT

TABLE  S  C

PAGE
ARTICLE  5
MULTIPLIER  1

S                               C
PERIOD-TYPE                    5-MOS
FISCAL-YEAR-END                           DEC-31-2001
PERIOD-START                              FEB-01-2001
PERIOD-END                                JUN-30-2001
CASH                                              100
SECURITIES                                          0
RECEIVABLES                                   227,700
ALLOWANCES                                          0
INVENTORY                                           0
CURRENT-ASSETS                                229,466
PP&E                                            4,025
DEPRECIATION                                     (476)
TOTAL-ASSETS                                  283,594
CURRENT-LIABILITIES                           278,394
MINORITY INTEREST                               1,092
                                                             88
BONDS                                               0
PREFERRED-MANDATORY                                 0
PREFERRED                                           0
COMMON                                            680
OTHER-SE                                        3,448
TOTAL-LIABILITY-AND-EQUITY                    283,594
SALES                                          85,595
TOTAL-REVENUES                                 85,595
CGS                                            45,695
TOTAL-COSTS                                    33,025
OTHER-INCOME                                      575
LOSS-PROVISION                                      0
INTEREST-EXPENSE                                3,492
INCOME-PRETAX                                   3,958
INCOME-TAX                                        510
INCOME-CONTINUING                                   0
DISCONTINUED                                        0
EXTRAORDINARY                                       0
CHANGES                                             0
NET-INCOME                                      3,448
EPS-BASIC                                        0.03
EPS-DILUTED                                      0.03